AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2011
 REGISTRATION NO. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENERTECK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	2890	47-0929885
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

10701 Corporate Drive, Suite 150
Stafford, Texas 77477
(281) 240-1787
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dwaine Reese
Chief Executive Officer
10701 Corporate Drive, Suite 150
Stafford, Texas 77477
(281) 240-1787
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

David M. Kaye, Esq.
Kaye Cooper Fiore Kay & Rosenberg, LLP
30A Vreeland Road, Suite 230
Florham Park, New Jersey 07932
(973) 443-0600
(973) 443-0609 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share (1)	4,000,000	$0.55	$2,200,000.00	$255.42
Total	4,000,000			$255.42

_________________________
(1) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions affecting the shares to be offered by the selling stockholders.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices as reported on the OTCQB, part of the OTC Market Group’s OTC Link quotation system, on August 26, 2011 with respect to 4,000,000 shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED ___________, 2011

PROSPECTUS
4,000,000 SHARES

ENERTECK CORPORATION

COMMON STOCK

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 4,000,000 shares of common stock subject to the terms of an Investment Agreement with Kodiak Capital Group, LLC, a Delaware limited liability company (“Kodiak”), pursuant to which we have the right to “put” to Kodiak (the “Put”) up to $4.0 million in shares of our common stock (the “Investment Agreement”).  All of the shares, when sold, will be sold by these selling stockholders.

We will not receive any proceeds from the sale of our common stock by the selling stockholders. However, we will receive proceeds from the sale of securities pursuant to our exercise of the Put. We will bear all costs associated with this registration.

Kodiak is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Investment Agreement. Kodiak will pay us 90.0% of the lowest daily volume-weighted average price of our common stock during the period beginning on the date our notice to Kodiak of our election to put shares pursuant to the Investment Agreement and ending five days thereafter.

The selling stockholders may sell these shares from time to time in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which the selling stockholders decide to sell their shares. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. The selling stockholders will pay any underwriting discounts and commissions in connection with their offering of our shares of common stock.

Prices of our common stock are reported on the OTCQB, part of the OTC Market Group’s OTC Link quotation system, under the symbol “ETCK”.  The last reported sales price per share of our common stock, as reported by the OTCQB on August 26, 2011, was $0.55.

Investing in our securities involves a high degree of risk. See “Risk Factors” in this Prospectus beginning on page 2.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Unless the context otherwise requires, the terms “we,” “us” or “our” refer to EnerTeck Corporation and its consolidated subsidiary.

The date of this prospectus is _________, 2011.

TABLE OF CONTENTS

Prospectus Summary	5
Notice about Forward Looking Statements	7
Risk Factors	8
Use of Proceeds	12
Market for Common Equity and Related Stockholder Matters	12
Business	14
Legal Proceedings	22
Description of Property	22
Management’s Discussion and Analysis of Financial Condition and Results of Operations	22
Management	32
Executive Compensation	34
Certain Relationships and Transactions and Corporate Governance	34
Security Ownership of Certain Beneficial Owners and Management	37
Description of Securities	38
Indemnification for Securities Act Liabilities	38
Plan of Distribution	38
Selling Stockholders	40
Legal Matters	41
Experts	41
Available Information	41
Financial Statements	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

About Us

EnerTeck Corporation (the “Company” or “EnerTeck Parent”) was incorporated in the State of Washington on July 30, 1935 under the name of Gold Bond Mining Company for the purpose of acquiring, exploring, and developing and, if warranted, the mining of precious metals. We subsequently changed our name to Gold Bond Resources, Inc. in July 2000. We acquired EnerTeck Chemical Corp. (“EnerTeck Sub”) as a wholly owned subsidiary on January 9, 2003. For a number of years prior to our acquisition of EnerTeck Sub, we were  an inactive, public “shell” corporation seeking to merge with or acquire an active, private company. As a result of this acquisition, we are now acting as a holding company, with EnerTeck Sub as our only operating business. Subsequent to this transaction, on November 24, 2003 we changed our domicile from the State of Washington to the State of Delaware, changed our name from Gold Bond Resources, Inc. to EnerTeck Corporation and affected a one for 10 reverse common stock split.  Unless the context otherwise requires, the terms “we,” “us” or “our” refer to EnerTeck Corporation and its consolidated subsidiary.

EnerTeck Sub, our wholly owned operating subsidiary, was incorporated in the State of Texas on November 29, 2000. It was formed for the purpose of commercializing a diesel fuel specific combustion catalyst known as EnerBurn (TM), as well as other combustion enhancement and emission reduction technologies. Nalco/Exxon Energy Chemicals, L.P. (“Nalco/Exxon L.P.”), a joint venture between Nalco Chemical Corporation and Exxon Corporation commercially introduced EnerBurn in 1998. When Nalco/Exxon L.P. went through an ownership change in 2000, our founder, Dwaine Reese, formed EnerTeck Sub. It acquired the EnerBurn trademark and related assets and took over the Nalco/Exxon L.P. relationship with the EnerBurn formulator and blender, and its supplier, Ruby Cat Technology, LLC (“Ruby Cat”).

We utilize a sales process that includes detailed proprietary customer fleet monitoring protocols in on-road applications that quantify data and assists in managing certain internal combustion diesel engine operating results while utilizing EnerBurn. Test data prepared by Southwest Research Institute and actual customer usage has indicated that the use of EnerBurn in diesel engines improves fuel economy, lowers smoke, and decreases engine wear and the dangerous emissions of both Nitrogen Oxide (NOx) and microscopic airborne solid matter (particulates).  Our principal target markets presently include the trucking, heavy construction and maritime shipping industries.  We also expect that revenues will be derived in the future from the railroad, mining and offshore drilling industries.     Each of these industries shares certain common financial characteristics, i.e. (i) diesel fuel represents a disproportionate share of operating costs; and (ii) relatively small operating margins are prevalent. Considering these factors, management believes that the use of EnerBurn and the corresponding derived savings in diesel fuel costs can positively effect the operating margins of its customers while contributing to a cleaner environment.

Our corporate address is 10701 Corporate Drive, Suite 150, Stafford, Texas 77477.  Our telephone number is (281) 240-1787.

About this Offering

This prospectus relates to the resale of up to 4,000,000 shares of our common stock issuable to Kodiak Capital Group, LLC, a Delaware limited liability company (“Kodiak”), subject to the terms of an Investment Agreement with us dated as of July 15, 2011 (the “Investment Agreement”) pursuant to which we have the right to “put” to Kodiak (the “Put”), from time to time during the Open Period (as defined below), up to $4.0 million in shares of our common stock, based on a pre-determined formula  (the “Financing”).  Accordingly, this prospectus relates to the resale of up to 4,000,000 shares of our common stock by Kodiak.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed that we will issue not more than 4,000,000 shares pursuant to the exercise of the Put.  We currently do not intend to exercise the Put in a manner which would result in our issuance of more than 4,000,000 shares, but if we were to exercise the Put in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission (the “SEC”) and that registration statement would have to be declared effective prior to the issuance of any additional shares.

Under the terms of the Investment Agreement, we have the right to deliver from time to time a written notice (the “Put Notice”) to Kodiak stating the dollar amount of shares of common stock we intend to sell to Kodiak with the price per share based on the following formula: ninety percent (90%) of the lowest daily volume-weighted average price of the Company’s common stock during the period beginning on the date of the Put Notice and ending five (5) days thereafter.  The amount that we are entitled to sell to Kodiak under any single Put Notice will be equal to, at the Company’s election, an amount up to but not exceeding the greater of (i) 200% of the average daily volume of the common stock for three (3) trading days prior to the date of the applicable Put Notice multiplied by the average of the three (3) daily closing bid prices immediately preceding the date of the applicable Put Notice, or (ii) $200,000.  Under the Investment Agreement, the Company may not deliver the Put Notice until after the resale of the shares has been registered pursuant to a registration statement filed with the Securities and Exchange Commission. Additionally, provided that the Investment Agreement does not terminate earlier, the Company has a twenty-four (24) month period, beginning on the trading day immediately following the effectiveness of the registration statement, during which it may deliver the Put Notice or Notices to Kodiak (the “Open Period”).  In addition, the Company cannot submit a new Put Notice until the closing of the previous Put Notice, and in no event shall Kodiak be entitled to purchase that number of shares of common stock which when added to the sum of the number of shares of common stock already beneficially owned by Kodiak would exceed 9.99% of the number of shares of common stock outstanding on the applicable closing date.

As part of the consideration for the Financing, we have agreed to pay Kodiak a document preparation fee of $10,000 and we have agreed to issue to Kodiak an additional 200,000 shares of newly-issued common stock upon completion of the first closing of the Financing which is no less than $200,000.

The Investment Agreement also provides that the Company shall not be entitled to deliver a Put Notice and Kodiak shall not be obligated to purchase any shares of common stock unless each of the following conditions are satisfied: (i) a registration statement has been declared effective and remains effective for the resale of the shares until the closing with respect to the subject Put Notice; (ii) at all times during the period beginning on the date of the Put Notice and ending on the date of the related closing, the Company’s common stock has been listed on the Principal Market as defined in the Investment Agreement (which includes, among others, the Over-the-Counter Bulletin Board and the OTC Market Group’s OTC Link quotation system) and shall not have been suspended from trading thereon for a period of two (2) consecutive trading days during the Open Period; (iii) the Company has complied with its obligations and is otherwise not in breach of or in default under the Investment Agreement, the  Registration Rights Agreement or any other agreement executed in connection therewith; (iv) no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares; and (v) the issuance of the shares will not violate any shareholder approval requirements of the market or exchange on which the Company’s common stock are principally listed.

The Investment Agreement will terminate when any of the following events occur: (i) Kodiak has purchased an aggregate of $4.0 million of the Company’s common stock, (ii) on the date which is twenty-four (24) months following the effectiveness of the registration statement, or (iii) upon written notice from the Company to Kodiak.

Similarly, the Investment Agreement, may, at the option of the non-breaching party, terminate if Kodiak or the Company commits a material breach, or becomes insolvent or enters bankruptcy proceedings.

We have also entered into a Registration Rights Agreement with Kodiak on July 15, 2011.  Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement registering the resale of the shares covered by the Investment Agreement.

All of the shares, when sold, will be sold by Kodiak. Kodiak has indicated that it will resell the shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers the resale of our common stock by Kodiak either in the open market at prevailing market prices or to other investors through negotiated transactions. Kodiak’s obligations under the Investment Agreement are not transferrable and this registration statement does not cover sales of our common stock by transferees of Kodiak.

This prospectus also covers such indeterminate number of additional shares of common stock as may become issuable upon stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933. We will not receive any proceeds from the sale of the shares of common stock by Kodiak.

The Offering

Common stock offered:
Up to 4,000,000 shares of our common stock issuable to Kodiak Capital Group, LLC (“Kodiak”) subject to the terms of an Investment Agreement with us dated as of July 15, 2011 (the “Investment Agreement”) pursuant to which we have the right to “put” to Kodiak (the “Put”), from time to time during the Open Period, up to $4.0 million in shares of our common stock, based on a pre-determined formula.

Capital stock outstanding:	As of the date hereof, we had outstanding 22,419,683 shares of common stock; warrants to purchase 3,990,048 shares of common stock; and options to purchase 553,401 shares of common stock.

Proceeds to the Company:
We will not receive any proceeds from the sale of the 4,000,000 shares of common stock subject to sale by the selling stockholders under this prospectus.  However, we will receive proceeds from the sale of securities pursuant to our exercise of the Put.  Any net proceeds we receive from the selling stockholders through our exercise of the Put will be used for working capital and general corporate purposes.

Stock Symbol:	ETCK

NOTICE ABOUT FORWARD LOOKING STATEMENTS

When used in this document, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “intend,” “plans”, and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends which may affect our future plans of operations, business strategy, operating results and financial position. Forward looking statements in this prospectus include without limitation statements relating to trends affecting our financial condition or results of operations, our business and growth strategies and our financing plans.

Such statements are not guarantees of future performance and are subject to risks and uncertainties and actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors include, among other things, general economic conditions; cyclical factors affecting our industry; lack of growth in our industry; our ability to comply with government regulations; a failure to manage our business effectively; our ability to sell products at profitable yet competitive prices; and other risks and factors set forth from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities is highly speculative and extremely risky.  You should carefully consider the following risks, in addition to the other information contained in this prospectus, before deciding to buy our securities.

Business and Financial Risks

THE CONTINUING GLOBAL ECONOMIC DOWNTURN AND UNCERTAINTIES MAY HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS AND FINANCIAL CONDITION THAT WE CURRENTLY CANNOT PREDICT. The global economy remains in a prolonged economic downturn which has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence.  As a result of these conditions and uncertainties, our suppliers and customers might experience deterioration of their businesses, cash flow shortages and difficulty obtaining financing which could result in interruptions or delays in our suppliers’ or customers’ performance of any contracts, reductions and delays in customer purchases, delays in or the inability of customers to obtain financing to purchase our products, and bankruptcy of customers.  While we cannot predict the duration or severity of the global economic downturn, it could materially affect our business and financial condition.

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE AND WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES AND OUR FINANCIAL RESULTS.   For the years ended December 31, 2010 and 2009, we generated revenues of $231,000 and $404,000, respectively, and incurred net losses of $2,763,000 and $2,054,000, respectively.  For the first six months of 2011, we had revenues of $47,000 and incurred a net loss of $1,132,000.  Continued failure to increase our revenues significantly will harm our business.   Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future.   If our revenues grow more slowly than we anticipate, our gross margins fail to maintain its current improvement, or our operating expenses exceed our expectations, our operating results will suffer.  If we are unable to sell our products at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new products from which we can derive additional revenues, our financial results will suffer.

WE FACED CERTAIN RISKS AND CHALLENGES AS A COMPANY WITH A LIMITED OPERATING HISTORY. We acquired EnerTeck Sub on January 9, 2003 which company was only formed in November 2000 and, therefore, has a limited operating history. As a result, we are subject to all the risks and challenges associated with the operation of a enterprise with a limited operating history, including inexperience, lack of a track record, difficulty in entering the targeted market place, competition from more established businesses with greater financial resources and experience, an inability to attract and retain qualified personnel (including, most importantly, sales and marketing personnel) and a need for additional capital to finance our marketing efforts and intended growth.  In addition, we cannot rely upon historical results in order to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  We cannot assure you that we will be successful in overcoming these and other risks and challenges that we face as an enterprise with a limited operating history.

THE ENERBURN TECHNOLOGY HAS NOT GAINED MARKET ACCEPTANCE, NOR DO WE KNOW WHETHER A MARKET WILL DEVELOP FOR IT IN THE FORESEEABLE FUTURE TO GENERATE ANY MEANINGFUL REVENUES.  The EnerBurn technology has received only limited market acceptance. This technology is a relatively new product to the market place and we have not generated any significant sales. Although ever growing concerns and regulation regarding the environment and pollution has increased interest in environmentally friendly products generally, the engine treatment and fuel additive market remains an evolving market. The EnerBurn technology competes with more established companies such as Lubrizol Corporation, Chevron Oronite Company (a subsidiary of Chevron Corporation), Octel Corp., Clean Diesel Technologies, Inc. and Ethyl Corporation, as well as other companies whose products or services alter, modify or adapt diesel engines to increase their fuel efficiency and reduce pollutants. Acceptance of EnerBurn as an alternative to such traditional products and/or services depends upon a number of factors including:

•	favorable pricing visa vie projected savings from increased fuel efficiency
•	the ability to establish the reliability of EnerBurn products relative to available fleet data
•	public perception of the product

For these reasons, we are uncertain whether our technology will gain acceptance in any commercial markets or that demand will be sufficient to create a market large enough to produce any meaningful revenue or earnings. Our future success depends upon customers’ demand for our products in sufficient amounts.

OUR TECHNOLOGY MAY BE ADVERSELY AFFECTED BY FUTURE TECHNOLOGICAL CHANGES AND ENVIRONMENTAL REGULATORY REQUIREMENTS. Although diesel engines are now being manufactured that have reduced dangerous emissions, this has not satisfied governmental regulators and legislators. We believe that diesel engines themselves may soon be required to adhere to stringent guidelines that produce nearly zero tailpipe emissions. Research in this area is currently being sponsored by governmental agencies, major engine companies, truck manufacturers, automobile makers, catalyst producers, oil refining companies and their technology suppliers. If such research is successful, it could eventually reduce the need for diesel fuel additives such as EnerBurn as they relate to pollution control.

SINCE WE MARKET A RANGE OF PRODUCTS WITHIN ONLY ONE PRODUCT LINE, WE ARE ENTIRELY DEPENDENT UPON THE ACCEPTANCE OF ENERBURN IN THE MARKET PLACE FOR OUR SUCCESS. Our business operations are not diversified. If we do not generate sufficient sales of the EnerBurn product, we will not be successful, and unlikely to be able to continue in business. We cannot assure you that we will be able to develop other product lines to hedge against our dependency on EnerBurn, or if our EnerBurn sales will be sufficient for us to generate revenue or be profitable.

OUR SALES PROCESS IS COSTLY AND TIME CONSUMING WHICH DECREASES OUR ABILITY TO EFFECT SALES.   In order to affect EnerBurn sales, we must prove to a potential customer that the use of our product is specifically beneficial to and cost effective for that potential customer. We accomplish this by conducting proof of performance demonstrations.  Our supplier, our sales agent and/or we bear the cost to provide the personnel to do the monitoring and analyzing of compiled data. However, the potential customer must bear the cost of the EnerBurn and equipment used during the trial period. We cannot assure you that we will be able to convince potential customers to undertake this expense and affect a significant number of sales. Furthermore, we cannot assure you that the results of a specific proof of performance demonstration will prove that the use of EnerBurn will be beneficial to that specific potential customer, or if beneficial, that the potential customer will purchase EnerBurn. If, after conducting the proof of performance demonstration, the potential customer does not purchase our product, we will have wasted the time and the cost of providing personnel to the proof of performance demonstration.

WE FACE INTENSE COMPETITION AND MAY NOT HAVE THE FINANCIAL AND HUMAN RESOURCES NECESSARY TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES WHICH MAY RESULT IN OUR TECHNOLOGY BECOMING OBSOLETE.  The diesel fuel additive business and related anti-pollutant businesses are subject to rapid technological change, especially due to environmental protection regulations, and subject to intense competition. We compete with both established companies and a significant number of startup enterprises. We face competition from producers and/or distributors of other diesel fuel additives (such as Lubrizol Corporation, Chevron Oronite Company, Octel Corp., Clean Diesel Technologies, Inc. and Ethyl Corporation), from producers of alternative mechanical technologies (such as Algae-X International, Dieselcraft, Emission Controls Corp. and JAMS Turbo, Inc.) and from alternative fuels (such as bio-diesel fuel and liquefied natural gas) all targeting the same markets and claiming increased fuel economy, and/or a decrease in toxic emissions and/or a reduction in engine wear. Most of our competitors have substantially greater financial and marketing resources than we do and may independently develop superior technologies which may result in our technology becoming less competitive or obsolete. We may not be able to keep pace with this change. If we cannot keep up with these advances in a timely manner, we will be unable to compete in our chosen markets.

THE COMPANY NEEDS TO MAINTAIN ENERBURN’S EPA REGISTRATIONS. In accordance with the regulations promulgated under the US Clean Air Act, manufacturers (including importers) of gasoline, diesel fuel and additives for gasoline or diesel fuel, are required to have their products registered with the EPA prior to their introduction into the market place. Currently, EnerBurn products have two such registrations (EPA # 5805A and 5931A). However, unforeseen future changes to the registration requirements may be made, and these products, or either one of them, may not be able to qualify for registration under such new requirements. The loss of the EPA registrations or restrictions on the current registrations could have an adverse affect on our business and plan of operation. Ruby Cat registered these products with the US Environmental Protection Agency which registrations we acquired in connection with the EnerBurn Acquisition Agreement. EnerBurn is registered in the United States only, and we are considering its registration in other countries. Further testing could be needed in these or other countries. We cannot assure you that EnerBurn will pass any future testing that may be required. The failure of EnerBurn to obtain registration in countries or areas where we would like to market it, could have a materially adverse effect on our business and plan of operation.

FAILURE TO PROPERLY MANAGE OUR POTENTIAL GROWTH POTENTIAL WOULD BE DETRIMENTAL TO HOLDERS OF OUR SECURITIES.  Since we have limited operating history, any significant growth will place considerable strain on our financial resources and increase demands on our management and on our operational and administrative systems, controls and other resources. There can be no assurance that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employees and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. We may fail to adequately manage our anticipated future growth. We will also need to continue to attract, retain and integrate personnel in all aspects of our operations. Failure to manage our growth effectively could hurt our business.

WE ARE RELIANT UPON THIRD-PARTY MANUFACTURERS FOR OUR PRODUCTS; ANY PROBLEMS THEY ENCOUNTER WILL DETRIMENTALLY IMPACT OUR BUSINESS.  The manufacturing of our EnerBurn products has been undertaken for the past three years pursuant to a Manufacturing and Supply Agreement entered into on August 18, 2006 with Independent Contract Packaging, Inc., a Texas corporation located in Cut and Shoot, Texas (“ICP”).  Pursuant to the agreement, ICP was appointed as our non-exclusive manufacturer, blender and packager of our EnerBurn product for a term of three years which term expired in 2009.  We have subsequently moved our principal manufacturing operation to Magna Blend of Waxahachie, Texas, with a second company, J. T. Enterprises of Tyler, Texas as our backup manufacturing facility.  We have agreed to supply certain tanks and related equipment and raw materials to be used by J. T. Enterprise to manufacture, blend and package the EnerBurn product, and both Magna Blend and J. T. Enterprises have agreed to provide their manufacturing, blending and packaging services on a commercially reasonably prompt basis according to the specifications received from and required by us.  No assurance can be made, however, that such manufacturers will be reliable in meeting delivery schedules.  In addition, such manufacturers may experience their own financial difficulties or provide products of inadequate quality.  Furthermore, in the event we need to secure other manufacturers, there can be no assurance that we will be able to secure such arrangements on terms acceptable to the Company. Any problems with our third-party manufacturers can be expected to have a material adverse effect on our financial condition, business, results of operations and continued growth prospects.

WE ARE DEPENDENT ON KEY PERSONNEL INCLUDING OUR EXECUTIVE OFFICERS.  Due to the specialized nature of our business, our success depends in part upon attracting and retaining the services of qualified managerial and technical personnel.  The market for such persons remains competitive and the relative small size of the Company may make it more difficult for us to recruit and retain qualified persons.  In addition, and since we are a small company, a loss of one or more of our current officers could severely and negatively impact our operations.

MAINTAINING AND IMPROVING OUR FINANCIAL CONTROLS MAY STRAIN OUR RESOURCES AND DIVERT MANAGEMENT’S ATTENTION.  We are subject to the requirements of the Securities Exchange Act of 1934, including the requirements of the Sarbanes-Oxley Act of 2002.  The requirements of these rules and regulations have increased, and we expect will continue to increase, our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and may also place undue strain on our personnel, systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. This can be difficult to do. As a result of this and similar activities, management’s attention may be diverted from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To Our Common Stock

WE HAVE ISSUED A SUBSTANTIAL NUMBER OF WARRANTS TO PURCHASE OUR COMMON STOCK WHICH WILL RESULT IN SUBSTANTIAL DILUTION TO THE OWNERSHIP INTERESTS OF OUR EXISTING SHAREHOLDERS.As of the date hereof, we had 22,419,683 shares of common stock outstanding. Up to an additional 3,990,047.5 shares are issuable upon the exercise of the warrants currently outstanding and up to 553,401 shares are issuable upon exercise of options currently outstanding.  The exercise of all of these warrants and options will substantially dilute the ownership interests of our existing shareholders.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.  We have never declared or paid a dividend on our common stock. We intend to retain earnings, if any, for use in the operation and expansion of our business and, therefore, do not anticipate paying any dividends in the foreseeable future.

THE TRADING PRICE OF OUR COMMON STOCK MAY BE VOLATILE.  The trading price of our shares has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth in this report as well as our operating results, financial condition, announcements of innovations or new products by us or our competitors, general conditions in the market place, and other events or factors. Although we believe that a number of registered broker dealers currently make a market in our common stock, we cannot assure you that any of these firms will continue to serve as market makers or have the financial capability to stabilize or support our common stock. A reduction in the number of market makers or the financial capability of any of these market makers could also result in a decrease in the trading volume of and price of our shares. In recent years, broad stock market indices, in general, and the securities of technology companies, in particular, have experienced substantial price fluctuations. Such broad market fluctuations may adversely affect the future trading price of our common stock.

OUR STOCK PRICE MAY EXPERIENCE VOLATILITY.  The market price of the common stock, which currently trades over-the-counter, has, in the past, fluctuated over time and may in the future be volatile.  The Company believes that there are a small number of market makers that make a market in the Company’s common stock.  The actions of any of these market makers could substantially impact the volatility of the Company’s common stock.

POTENTIAL FUTURE SALES PURSUANT TO RULE 144.  Many of the shares of Common Stock presently held by management and others are “restricted securities” as that term is defined in Rule 144, promulgated under the Securities Act.  Under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a certain holding period, may, under certain circumstances sell such shares or a portion of such shares.  Effective as of February 15, 2008, the holding period for the resale of restricted securities of reporting companies was shortened from one year to six months.  Additionally, the SEC substantially simplified Rule 144 compliance for non-affiliates by allowing non-affiliates of reporting companies to freely resell restricted securities after satisfying a six-month holding period (subject only to the Rule 144(c) public information requirement until the securities have been held for one year) and by allowing non-affiliates of non-reporting companies to freely resell restricted securities after satisfying a 12-month holding period.  Such holding periods have already been satisfied in many instances.  Therefore, actual sales or the prospect of sales of such shares under Rule 144 in the future may depress the prices of the Company’s securities.

OUR COMMON STOCK IS A PENNY STOCK. Our Common Stock is classified as a penny stock, which trades over-the-counter.  As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock.  In addition, the “penny stock” rules adopted by the Securities and Exchange Commission subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers.  For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives.  The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may result in the limitation of the number of potential purchasers of the shares of the Common Stock.  In addition, the additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market of the Company’s Common Stock.

THE OVER-THE-COUNTER MARKET IS VULNERABLE TO MARKET FRAUD.   Securities which trade over-the-counter are frequent targets of fraud or market manipulation, both because of their generally low prices and because reporting requirements for such securities are less stringent than those of the stock exchanges or NASDAQ.

INCREASED DEALER COMPENSATION COULD ADVERSELY AFFECT STOCK PRICE.  Over-the-counter market dealers’ spreads (the difference between the bid and ask prices) may be large, causing higher purchase prices and less sale proceeds for investors.

Risks Related To This Offering

OUR SALE OF SHARES TO KODIAK WILL BE FOR LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK, WHICH COULD DEPRESS THE MARKET FOR AND PRICE OF OUR COMMON STOCK AND EXISTING STOCKHOLDERS COULD EXPERIENCE DILUTION UPON ISSUANCE OF OUR COMMON STOCK.  We are registering an aggregate of 4,000,000 shares of common stock, which we plan to issue to Kodiak under the Investment Agreement.  The sale of such shares to Kodiak could depress the market for and price of our common stock.  The common stock to be issued to Kodiak will be purchased at a per share price equal to ninety percent (90%) of the lowest daily volume-weighted average price of the Company’s common stock during the period beginning on the date of the Put Notice and ending five (5) days thereafter.  Kodiak has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Kodiak sells the shares, the price of our common stock could decrease.

IF THE PER SHARE PRICE OF THE COMMON STOCK TO BE ISSUED TO KODIAK IS SET AT LESS THAN ONE DOLLAR AND WE ELECT TO EXERCISE OUR PUT AT SUCH A PRICE WE WILL NOT HAVE ACCESS TO THE FULL AMOUNT UNDER THE INVESTMENT AGREEMENT RESULTING FROM THE SHARES BEING REGISTERED.  Pursuant to the terms of the Investment Agreement, we have the right to “put” to Kodiak up to $4.0 million in shares of our common stock.  We are registering an aggregate of 4,000,000 shares of common stock, which we plan to issue to Kodiak upon the exercise of our Put pursuant to the Investment Agreement.  If the per share price of our common stock is determined to be less than $1.00, based on a pre-determined formula contained in the Investment Agreement, and we elect to exercise our Put at such a price we would not be able to access the entire $4.0 million that we are permitted to Put to Kodiak under the Investment Agreement.  During the year ended December 31, 2010, the sales price of our common stock ranged from $0.21 to $1.00, and during the six months ended June 30, 2011, the sales price of our common stock ranged from $0.20 to $0.95.  As a result, unless the price of our common stock increases, it is unlikely we will be able to have access to the full amount under the Investment Agreement resulting from the shares being registered under the registration statement of which this prospectus forms a part.  While we currently do not intend to exercise the Put in a manner which would result in our issuance of more than 4,000,000 shares, if we were to exercise the Put in that manner, we would be required to file a subsequent registration statement with the SEC and that registration statement would have to be declared effective prior to the issuance of any additional shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders. However, we will receive proceeds from the sale of our common stock to Kodiak pursuant to the Investment Agreement.  The proceeds therefrom are anticipated to be used for working capital and general corporate purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock currently trades over-the-counter under the symbol “ETCK”. Until February 23, 2011, the Company’s common stock was listed on the OTC Bulletin Board but has since been listed on the OTCQB, officially part of the OTC Market Group’s OTC Link quotation system.  The OTCQB is a relatively new market started in April 2010 for OTC traded companies that are current in their reporting obligations to the SEC.  The following table sets forth the range of high and low sales prices per share of the common stock for each of the calendar quarters identified below. These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Year ended December 31, 2009:	High	Low

Jan. 1, 2009 to March 31, 2009	$0.60	$0.30
April l, 2009 to June 30, 2009	$0.93	$0.36
July 1, 2009 to Sept. 30, 2009	$0.85	$0.22
Oct. 1, 2009 to Dec. 31, 2009	$0.67	$0.21

Year ended December 31, 2010:	High	Low

Jan. 1, 2010 to March 31, 2010	$0.70	$0.21
April l, 2010 to June 30, 2010	$0.70	$0.25
July 1, 2010 to Sept. 30, 2010	$0.79	$0.05
Oct. 1, 2010 to Dec. 31, 2010	$1.00	$0.29

Year ending December 31, 2011:	High	Low

Jan. 1, 2011 to March 31, 2011	$0.95	$0.30
April l, 2011 to June 30, 2011	$0.70	$0.20

Holders

As of the date hereof, there were approximately 920 stockholders of record of the Company’s Common Stock.  This does not reflect persons or entities that hold their stock in nominee or “street name”.

Dividends

The Company has not paid any cash dividends to date, and it has no intention of paying any cash dividends on its common stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of its Board of Directors and to certain limitations imposed under the Delaware Corporation law. The timing, amount and form of dividends, if any, will depend on, among other things, results of operations, financial condition, cash requirements and other factors deemed relevant by the Board of Directors.

Equity Compensation Plan Information

Information regarding equity compensations plans, as of December 31, 2010, is set forth in the table below:

				Number of securities
	Number of securities			remaining available for
	to be issued upon		Weighted-average	future issuance under
	exercise of		exercise price of	equity compensation plans
	outstanding options,		outstanding options,	(excluding securities reflected
Plan category	warrants and rights (a)		warrants and rights (b)	in column (a)) (c)
Equity compensation
plans approved by
security holders	328,400	(1)	$0.87	671,600	(1)
Equity compensation
plans not approved
by security holders	940,047.5	(2)	$1.66	N/A
Total	1,268,447.5		$1.46	671,600
_________________________

(1)	Represents shares underlying the 2003 Employee Stock Option Plan.

(2)	Represents shares underlying the individual grant of warrants.

BUSINESS

Introduction

Enerteck Corporation (the “Company” or “EnerTeck Parent”) was originally incorporated, under the name of Gold Bond Mining Company, under the laws of the State of Washington on July 30, 1935.  Gold Bond Mining Company, was initially formed for the purpose of acquiring, exploring, and developing precious metal mines and, if warranted, the mining of precious metals.   Our name was subsequently changed to Gold Bond Resources, Inc. in July 2000.  On January 9, 2003, we acquired EnerTeck Chemical Corp. (“EnerTeck Sub”) as our wholly owned operating subsidiary. For a number of years prior to our acquisition of EnerTeck Sub, we were an inactive, public “shell” corporation seeking to merge with or acquire an active, private company. As a result of the acquisition, we are now acting as a holding company, with EnerTeck Sub as our only operating business. Subsequent to this transaction, on November 24, 2003, we changed our domicile from the State of Washington to the State of Delaware, changed our name from Gold Bond Resources, Inc. to EnerTeck Corporation and affected a one from 10 reverse common stock split.  Unless the context otherwise requires, the terms “we,” “us” or “our” refer to EnerTeck Corporation and its consolidated subsidiary.

EnerTeck Sub, our wholly owned operating subsidiary, was incorporated in the State of Texas on November 29, 2000. It was formed for the purpose of commercializing a diesel fuel specific combustion catalyst known as EnerBurn®, as well as other combustion enhancement and emission reduction technologies. Nalco/Exxon Energy Chemicals, L.P. (“Nalco/Exxon L.P.”), a joint venture between Nalco Chemical Corporation and Exxon Corporation commercially introduced EnerBurn in 1998. When Nalco/Exxon L.P. went through an ownership change in 2000, our founder, Dwaine Reese, formed EnerTeck Sub. It acquired the EnerBurn trademark and related assets and took over the Nalco/Exxon L.P. relationship with the EnerBurn formulator and blender, and its then supplier, Ruby Cat Technology, LLC (“Ruby Cat”). The decision to form EnerTeck Sub and acquire the EnerBurn business was motivated by Mr. Reese’s belief that:

•	EnerBurn was clearly beginning to gain market acceptance;
•
the gross margins associated with EnerBurn sales would support the business model, since existing customers would likely continue to buy the product due to the significant impact on  diesel fuel savings and reduced emissions;

•
EnerBurn had been professionally tested extensively in field applications as well as in the laboratory, clearly demonstrating its effectiveness in increasing fuel economy and reducing emissions and engine wear;

•	use of the product in diesel applications has a profound impact on a cleaner environment.

Business of the Company and Current Operations

We, through our wholly owned subsidiary, specialize in the sales and marketing, and since August 2006, in the manufacturing of a fuel borne catalytic engine treatment for diesel engines known as EnerBurn®. We utilize a sales process that includes detailed proprietary customer fleet monitoring protocols in on-road applications that quantify data and assists in managing certain internal combustion diesel engine operating results while utilizing EnerBurn. Test data prepared by Southwest Research Institute and actual customer usage has indicated that the use of EnerBurn in diesel engines improves fuel economy, lowers smoke, and decreases engine wear and the dangerous emissions of both Nitrogen Oxide (NOx) and microscopic airborne solid matter (particulates). Our principal target markets are presently the railroad, trucking, heavy construction and maritime shipping industries. We also expect that revenues will be derived in the future from the mining and offshore drilling industries.  Each of these industries share certain common financial characteristics, i.e. (i) diesel fuel represents a disproportionate share of operating costs; and (ii) relatively small operating margins are prevalent. Considering these factors, management believes that the use of EnerBurn and the corresponding derived savings in diesel fuel costs can positively effect the operating margins of its customers while contributing to a cleaner environment.

We own the EnerBurn trademark and, since July 2006, the EnerBurn formulas and technology.  Prior to July 13, 2006, we obtained EnerBurn products and services from Ruby Cat and its affiliates pursuant to arrangement made with Ruby Cat.   Pursuant to a memorandum of understanding with Ruby Cat which expired on December 31, 2003, the Company was granted the exclusive, global marketing rights from Ruby Cat and an option to purchase the EnerBurn technology and associated assets by December 31, 2003 for $6.6 million which was not exercised.  Following expiration of the memorandum of understanding, Ruby Cat and its affiliates continued to supply EnerBurn products to the Company but not pursuant to a formal written contract.  On July 13, 2006, we completed the acquisition of the EnerBurn formulas, technology and associated assets pursuant to an Asset Purchase Agreement executed as of the same date between the Company and the owner of Ruby Cat (see “Our Purchase of the EnerBurn Technology” below).  Since we were primarily a sales and marketing organization prior our acquisition of the EnerBurn formulas and technology, we have not spent any funds on research and development activities through 2007.  We expect this to change however in the future.

Since inception and through 2005, we engaged in limited marketing of the EnerBurn technology and generated minimal sales, principally to the trucking and maritime industries.  Total revenue from sales for 2004 amounted to $179,000 and for 2005 amounted to $48,000, much of which came during the fourth quarter of 2005.  Due to a lack of working capital, and a nearly complete turnover in upper management and sales staff dating back into 2004, senior management changed its method of marketing the operation during 2005.  The majority of the marketing effort was directed at targeting and gaining a foothold in one of our major target areas, the inland marine diesel market.  Management focused virtually all of our resources at pinpointing and convincing one major customer within this market, Custom Fuel Services Inc. (“Custom”) to go full fleet with our diesel fuel additive product lines.  A substantial portion of 2005 was spent testing our primary product, EnerBurn, on one large inland marine vessel belonging to this major potential customer.

In 2005, we appointed Custom, a subsidiary of Ingram Barge and which provides dockside and midstream fueling from nine service locations in Louisiana, Kentucky, Illinois, West Virginia, Missouri and Iowa, as our exclusive reseller of EnerBurn and the related technology on the Western Rivers of the United States, meaning the Mississippi River, its tributaries, South Pass, and Southwest Pass, excluding the Intra Coastal Waterway.  Since 2006, sales have been sporadic with Custom but cumulatively since then Custom has been our largest customer to date.  We cannot guarantee that we will ever generate meaningful revenues from our relationship with Custom.

As testing is either underway or completed with several potential new customers and in new areas with existing customers, more sales should occur.  We have been informed by our distributor for Australia that testing has successfully been completed with a new large customer there and that implementation will start shortly.  In addition, G2 Technologies, our new Certified Minority supplier and distributor, has advised us that several of its customers have started or will start using EnerBurn during the third and fourth quarters of 2011.  It is expected that sales should show significant increases throughout the remainder of 2011and into 2012.

The Industry

General Discussion of Diesel Fuel and Diesel Fuel Additives

As crude oil is heated, various components evaporate at increasingly higher temperatures. First to evaporate is butane, the lighter-than-air gas used in cigarette lighters, for instance. The last components of crude oil to evaporate, and the heaviest, include the road tars used to make asphalt paving. In between are gasoline, jet fuel, heating oil, lubricating oil, bunker fuel (used in ships), and of course diesel fuel. The fuel used in diesel engine applications such as trucks and locomotives is a mixture of different types of molecules of hydrogen and carbon and include aromatics and paraffin. Diesel fuel cannot burn in liquid form. It must vaporize into its gaseous state. This is accomplished by injecting the fuel through spray nozzles at high pressure. The smaller the nozzles utilized and the higher the pressure, the finer the fuel spray and vaporization. When more fuel vaporizes, combustion is more complete, so less soot will form inside the cylinders and on the injector nozzles. Soot is the residue of carbon, partially burned and unburned fuel.

Sulfur is also found naturally in crude oil. Sulfur is a slippery substance and it helps lubricate fuel pumps and injectors. It also forms sulfuric acid when it burns and is a catalyst for the formation of particulate matter (one of the exhaust emissions being regulated). In an effort to reduce emissions, the sulfur content of diesel fuel is being reduced through the refinery process; however, the result is a loss of lubricity.

Diesel fuel has other properties that affect its performance and impact on the environment as well. The main problems associated with diesel fuel include:

•	Difficulty getting it to start burning o Difficulty getting it to burn completely o Tendency to wax and gel
•	With introduction of low sulfur fuel, reduced lubrication
•	Soot clogging injector nozzles
•	Particulate emissions
•	Water in the fuel
•	Bacterial growth

Diesel fuel additives have been developed to address the variety of problems associated with diesel fuel performance.

Diesel Fuel and the Environment

Diesel fuel is the most cost effective fuel/engine technology available for heavy-duty industrial and vehicle service. However, environmentally it needs dramatic improvement. Governments worldwide are legislating specifications regarding the fuel itself and diesel engine design.

Today’s advanced diesel engines are far cleaner than the smoke-belching diesels of recent decades. Unfortunately, even smokeless diesel engines are not clean enough to meet current stricter air pollution regulations.

While diesel engines are the only existing cost-effective technology making significant inroads in reducing “global warming” emissions from motor vehicles, it is not sufficient to satisfy regulators and legislators. Diesel engines will soon be required to adhere to stringent regulatory/legislative guidelines that meet near “zero” tailpipe emissions, especially on smog-forming nitrogen oxides (NOx), particulate matter (PM) and “toxins”; the organic compounds of diesel exhaust.

Diesel engines can become ultra-clean. Meeting the environmental challenges will require extensive research on clean-diesel technology. Research in this area is currently being sponsored by government agencies, major engine companies, truck manufacturers, automobile makers, catalyst producers and, for fuels, oil refining companies and their technology suppliers.

The search for ultra-clean diesel is far from over. Discoveries and breakthroughs will continue to prevail. Large Fortune 500 companies, as well as small, emerging technology companies are investing hundreds of millions of dollars in research and development worldwide on these and other clean-diesel technologies.

Today, there is no economic alternative to diesel engines for most industrial applications. This is true for ocean vessels, tug boats, commercial/recreational vessels, locomotive, trucking, bus transport, construction, mining, agriculture, logging, distributed power generation, and, in many parts of the world, personal transportation. In short, diesel fuel does the world’s heavy work.

Products and Services

The Diesel Fuel Additive Product Line
EnerBurn Combustion Catalyst for Diesel Fuel

EnerBurn is a liquid, chemical formulation, presently sold in bulk quantities to fleet and vessel operators, under three product codes differentiated by market application and product concentration, as indicated below:

Product	Application
EnerBurn EC5805A	U.S. On-Road Market
EnerBurn EC5931A	U.S. Off-Road Market
EnerBurn EC5805C	International Market

Although added to diesel fuel and generally referred to as a diesel fuel additive within the industry, EnerBurn functions as an engine treatment application by removing carbon deposits from the combustion surfaces of the engine and greatly reducing further carbon deposit buildup. It also provides for an increased rate of combustion. By adding EnerBurn to diesel fuel in accordance with proprietary methodology, it forms a non-hazardous catalytic surface in the diesel engine combustion chamber and on the surface of the piston heads. This surface is visible in the form of a monomolecular film that develops after initiation of treatment and remains active for a period of time after cessation of treatment.

The buildup of carbon within the combustion chamber of a diesel engine can generate greater exhaust opacity and increased engine wear. These carbon deposits can cause piston rings to stick and reduce compression resulting in decreased engine efficiency with extended use.

The unique chemical formulation of EnerBurn, when applied in accordance with proprietary methodology, has been shown to produce  benefits in fuel economy, NOx formation, smoke, brake horsepower and engine wear (See “Product Testing”, below).

EnerBurn Volumetric Proportioning Injector Equipment (VPI)

Volumetric proportioning injection equipment is used to deliver proper dosage ratios of EnerBurn to the diesel fuel, and are typically offered to our customers in support of an EnerBurn sale. Three equipment vendors supply additive injection equipment to us that is either installed at a bulk fueling depot or onboard the vehicle or vessel.

Product Testing

Southwest Research Institute

The Southwest Research Institute (“SWRI”) of San Antonio, Texas has extensively tested the EnerBurn technology. This institute is an independent, nonprofit, applied engineering and physical sciences research and development organization with 11 technical divisions using multidisciplinary approaches to problem solving. The Institute occupies 1,200 acres and provides nearly two million square feet of laboratories, test facilities, workshops, and offices for more the 2,700 employees who perform contract work for industry and government clients.

The extensive testing of EnerBurn conducted by SWRI confirmed product claims of lower highway smoke, reduced NOx emissions, a significant reduction in engine wear and an increase in horsepower. Actual customer usage data has also confirmed the claim that EnerBurn usage reduces fuel consumption.

EnerBurn Proof of Performance Demonstrations

An integral part of our sales process is to conduct proof of performance demonstrations for potential customers wherein we accumulate historical fleet data that documents the effects of the use of EnerBurn (i.e. advantages in terms of increased fuel economy, a decrease in engine wear and reductions in toxic emissions) on that customer’s specific vehicles or vessels. In connection with these proofs of performance demonstrations, we provide fleet monitoring services and forecasts of fuel consumption for purposes of the prospective customer’s own analysis.

The results below are indicative of typical customer experiences using EnerBurn. In many instances, customers have directly informed us about their satisfaction with EnerBurn and the fuel savings that its use has provided them. In all cases, our own comparison of the customer provided historical fuel usage data with the EnerBurn usage (which we have monitored) data has proven to us and the customer that the use of EnerBurn has reduced their fuel consumption. In addition to fuel consumption reduction, the decrease in emissions resulting from EnerBurn use is measured with a device called the UEI Intelligent Solutions Meter. Similarly, the percentage reduction in opacity (smoke generated by diesel engines) is measured by the Wager 6500 Meter (manufactured by Robert H. Wager Co., Inc.).

•
An EnerBurn proof of performance demonstration of a long haul truck fleet began in August of 1998. The number of trucks treated with EnerBurn exceeded 3,000-Century Class Freightliners, most of that were equipped with Caterpillar or similar type engines. This company’s measurable fuel savings averaged 10.4% over a 3 plus year period while using EnerBurn, resulting in annual fuel savings in excess of $6.5 million. In addition, the company’s maintenance department observed significant reductions in metal loss in crankcase wear-parts, although they did not attempt to quantify the value of this phenomenon.

•
A fleet of 24 three-year-old 1400 horsepower Morrison Knudson MK1500 locomotives with Caterpillar 3512 diesel engines were used for a 12-month proof of performance demonstration of the effectiveness of EnerBurn. This demonstration started on July 1, 1999 and clearly documented a 10.8% reduction in fuel consumption and a 9.5% reduction in Brake Specific Fuel Consumption (“BSFC”). The demonstration also reflected a significant reduction in engine wear, confirmed by a 56% reduction in copper content of the lube oil.

•
Three maritime vessels were selected from a large fleet, based on size and typical routes for accessibility of regular fueling at this company’s bulk fueling barge. A proof of performance protocol was developed under the guidance and supervision of this company’s management. The base line demonstration commenced on July 11, 2001 and the final demonstration was performed on February 28, 2002. One of the three demonstration vessels represented an untreated placebo; two were treated with EnerBurn. The two treated vessels exhibited a measured reduction in fuel consumption of 7% and 9.9%, while the untreated placebo experienced nearly a 10% increase in fuel consumption. Additionally five vessels with different diesel engines were selected for proof of performance under the same protocols yielding results in excess of 10% in fuel savings, significant reductions in opacity, from 33%-86%, reductions of NOx emissions between 11% and 20%.

Overview of Worldwide Diesel Fuel Consumption

The U.S. Department of Energy, Energy Information Administration (“EIA”) estimates that worldwide annual consumption of diesel fuel approximates 210 billion U.S. gallons. A breakdown of this estimate is summarized as follows:

Annual consumption of
Diesel Fuel - Billion USG/Year
United States	60
Europe	60
Pacific Rim	50
Rest of the World	40
Total Gallons Consumption	210

Domestic Diesel Fuel Consumption

Based on further EIA published data, the following table* depicts domestic distillate fuel oil consumption by energy use for 2001.

Energy Use	2001 (Thousand Gallons)
U.S. Total	58,971,486
Residential	6,263,440
Commercial	3,505,057
Industrial	2,323,797
Oil Company	820,321
Farm	3,427,343
Electric Power	1,510,273
Railroad	2,951,831
Vessel Bunkering	2,093,252
On-Highway Diesel	33,215,320
Military	346,060
Off-Highway Diesel	2,514,791

* Sources: Energy Information Administration’s Form EIA-821, “Annual Fuel Oil and Kerosene Sales Report,” for 1997-2001 and “Petroleum Supply Annual,” Volume 1, 1997-2001. Totals may not equal sum of components due to independent rounding.

Our Target Markets

Our primary domestic target markets presently include the trucking, rail, heavy construction and maritime shipping industries.  We also expect that revenues will be derived in the future from the mining and offshore drilling industries.  Combined, management believes these industries consume billions of gallons of diesel fuel.    Furthermore, each of these industries typically experiences relatively small operating margins. Because of these financial factors, management believes that the ability to reduce fuel consumption, even by a small amount, could have a dramatic effect on its customers’ competitive viability.

Sales and Marketing Strategy

The fuel additive industry has historically been mired by a myriad of technically dubious products and potential customers are usually wary of promotional claims by product manufacturers or “snake oil” peddlers as they are sometimes labeled.

Prospective customers in all targeted market sectors and geographic locations are primarily concerned about the potential business risks associated with the adoption of any new fuel or engine treatment. Thus, the first resistant barrier to adoption of a fleet proof of performance demonstration is dispelling fear about impact on engine warranties and any potential business risk associated with a fleet shutdown caused by our product. The potential EnerBurn fuel and maintenance savings are strong motivators but are secondary to risk avoidance. The SWRI fitness for use testing and customer testimonials are paramount in assisting us in addressing these fears.

Potential customers have a strong predisposition to accept only demonstrable proof-of-benefit in their own fleet as justification for any new expenditure. After risk avoidance, the ability to demonstrate and prove results is the primary obstacle for market adoption of the EnerBurn product.

Our sales process begins with a proof of performance demonstration that is a thorough analysis of the potential customer, including fleet type, size, and opportunity. (See “Business - Product Testing - EnerBurn Proof of Performance Demonstrations”, above). This is followed with sales presentations at both the executive level and maintenance level. Executive level sales presentations emphasize return on investment (“ROI”), while maintenance level sales presentations emphasize our technology and why it does not impact engine warranties and any potential business risk associated with a fleet shutdown.

Convincing a potential customer to undertake a proof of performance demonstration is a difficult task because there is a significant expense to be borne by the potential customer. Specifically, the potential customer must pay for both the EnerBurn that is used during the demonstration as well as purchase the additive injection equipment that is also needed. The cost will vary according to the potential customer and the industry in which it is in. For a proof of performance demonstration on a typical fleet of 100 diesel engine trucks, the cost of the EnerBurn would be approximately $30,000, while the average cost of the equipment used would be approximately $20,000 to $50,000. The personnel costs related to providing fleet monitoring services and forecasts of fuel consumption for the potential customer’s analysis are borne either by the Company, its supplier or the sales agent. For a demonstration involving a fleet of 100 hundred trucks, typically 50 to 100 man-hours are involved. The current sales cycle from inception to full customer implementation is typically six to 12-months from initial customer contact. This includes the two to six months it usually takes for the benefits of EnerBurn to begin to take effect in the subject engines during the proof of performance demonstration period.

The BATL Agreement and Our Purchase of the EnerBurn Technology

As mentioned above, prior to July 2006, we obtained EnerBurn products and services from Ruby Cat and its affiliates pursuant to arrangement made with Ruby Cat.   Pursuant to a memorandum of understanding with Ruby Cat which expired on December 31, 2003, the Company was granted the exclusive, global marketing rights from Ruby Cat and an option to purchase the EnerBurn technology and associated assets by December 31, 2003 for $6.6 million which was not exercised.  Following expiration of the memorandum of understanding, Ruby Cat and its affiliates continued to supply EnerBurn products to the Company but not pursuant to a formal written contract.

On December 8, 2005, we entered into a Securities Purchase Agreement (the “BATL Agreement”) with BATL Bioenergy LLC (“BATL”), then an unrelated third party, pursuant to which we agreed to issue and sell to BATL, for the aggregate purchase price of $3,000,000 (the “BATL Purchase Price”), (i) 2,450,000 shares (the “BATL Shares”) of the common stock of the Company, and (ii) a warrant (the “BATL Warrant”) expiring in five years to purchase an additional 1,000,000 shares of common stock at an exercise price of $2.00 per share.  In accordance with the terms of the BATL Agreement, BATL shall be entitled to nominate one director to the Board of Directors of the Company.  On December 9, 2005 (the “BATL Closing Date”), the transactions contemplated by the BATL Agreement were completed with the Purchase Price being paid and the BATL Shares and BATL Warrant being issued.  In addition, on the BATL Closing Date, Thomas Donino, President of BATL, was appointed by the Board of Directors of the Company to serve on the Board.  The BATL Agreement provides that for so long as BATL shall beneficially own in excess of 10% of the outstanding shares of the common stock of the Company, BATL shall be entitled to nominate one director to the Board of Directors of the Company.

In accordance with the terms on the BATL Agreement, we agreed that the proceeds of the Purchase Price shall be used as follows: (i) $1,000,000 to complete the purchase of Ruby Cat Technology, LLC (the “Ruby Cat Transaction”); (ii) no more than $340,000 to repay certain outstanding debt of the Company and its subsidiary; and (iii) the balance for working capital purposes.

On July 13, 2006, we completed the acquisition of the EnerBurn formulas, technology and associated assets pursuant to an Asset Purchase Agreement executed as of the same date (the “EnerBurn Acquisition Agreement”) between the Company and the owner of Ruby Cat (the “Seller”).  Pursuant thereto, the Company acquired from the Seller all of its  rights with respect to the liquid diesel motor vehicle fuel additives known as EC5805A and EC5931A products (the “Products”) as well as its rights to certain intellectual property and technology associated with the Products (collectively, the “Purchased Assets”).  The purchase price for the Purchased Assets was $3.0 million, payable as follows: (i) $1.0 million paid on July 13, 2006 in cash, and (ii) the remaining $2.0 million evidenced by a promissory note (the “Note”) bearing interest each month at a rate of 4.0% per annum, compounded monthly, and which is to be paid in four annual payments of $500,000 plus accumulated interest to that date on each anniversary of the closing until the entire purchase price is paid in full.  In order to secure the debt represented by the Note, the Company executed and delivered to the Seller a Security Agreement in which the Company granted the Seller a first priority lien on the Purchased Assets.  The first payment of $500,000 was made in advance in May 2007.  An additional $500,000 due July 13, 2008 was also made in advance of the due date, on July 3, 2008.  Due to litigation commenced between the Company and the Seller, the Company requested the court to grant it leave to pay the remaining installments under the EnerBurn Acquisition Agreement into the registry of the court pending adjudication of such matter.  The court granted the request and the Company paid the third annual installment of $500,000 plus accrued interest into the registry on July 13, 2009.  On March 31, 2010, the parties to the lawsuit entered into a settlement agreement pursuant to which, among other things, the remaining installments due under the EnerBurn Acquisition Agreement were paid by the Company on July 22, 2010, along with an additional sum of $75,000.

The EnerBurn Acquisition Agreement provides that for five years after closing the Seller will not, within the United States or anywhere abroad, be engaged in the business of researching, developing, manufacturing, marketing or selling products intended to improve the fuel efficiency of heavy duty diesel engines.

Contemporaneously with the closing, the Company granted the Seller a non-exclusive, fully paid, perpetual, non-revocable, royalty-free, assignable license, to manufacture, market and sell a certain product known as “Thermoboost II”, which has the same chemical formulation as one of the Products and which is used exclusively in home heating oil.

Manufacturing

The acquisition of the EnerBurn formulas, technology and associated assets has provided us the ability to transform our business from a sales organization to a fully integrated manufacturer and distributor of EnerBurn.  The manufacturing of our EnerBurn product has been undertaken for the past three years pursuant to a Manufacturing and Supply Agreement entered into on August 18, 2006 with Independent Contract Packaging, Inc., a Texas corporation located in Cut and Shoot, Texas (“ICP”).  Pursuant to the agreement, ICP was appointed as our non-exclusive manufacturer, blender and packager of our EnerBurn product for a term of three years which ended in 2009.  We have subsequently moved our principal manufacturing operation to Magna Blend of Waxahachie, Texas, with a second company, J. T. Enterprises of Tyler, Texas as our backup manufacturing facility.  We have agreed to supply certain tanks and related equipment and raw materials to be used by J. T. Enterprise to manufacture, blend and package the EnerBurn product, and both Magna Blend and J. T. Enterprises have agreed to provide their manufacturing, blending and packaging services on a commercially reasonably prompt basis according to the specifications received from and required by us.  For such services, we have agreed to pay each its fees pursuant to an agreed upon fee schedule.

In the first quarter of 2011, we have formed a LLC joint venture with Indian Nation Technologies, LLC for the testing and manufacture of an innovative new type of environmental equipment for the remediation of diesel engine emissions for diesel engines in the marine industry.   Indian Nation has filed a patent for this equipment and we will hold the exclusive marketing rights for this technology for the various applications within the marine diesel industry.   Testing is set to commence during the first and second quarters of 2011 and it is anticipated that this new technology will open vast new marketing opportunities for us in the coming years.

Competition

The market for products and services that increase diesel fuel economy, reduce emissions and engine wear is rapidly evolving and intensely competitive and management expects it to increase due to the implementation of stricter environmental standards. Competition can come from other fuel additives, fuel and engine treatment products and from producers of engines that have been modified or adapted to achieve these results. In addition, the we  believe that new technologies, including additives, will further increase competition.

Our primary current competitors include Lubrizol Corporation, Chevron Oronite Company (a subsidiary of Chevron Corporation), Octel Corp., Clean Diesel Technologies, Inc. and Ethyl Corporation.

Many of our competitors have been in business longer than it has, have significantly greater financial, technical, and other resources, or greater name recognition. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Competition could negatively impact our business. Competitive pressures could cause us to lose market share or to reduce the price of its products, either of which could harm its business, financial condition and operating results.

Management believes that the principal competitive factors in the Company’s market include the:

•	effectiveness of the product;
•	cost;
•	proprietary technology;
•	ease of use; and
•	Quality of customer service and support.

Government Regulation - Fuel Additive Registration

We need to comply with registration requirements for each geographic jurisdiction in which it sells EnerBurn. On January 21, 2001, the US Environmental Protection Agency, pursuant to the Environmental Protection Act (the “Act”) (40 CFR 79.23) issued permit number EC 5805A in connection with the use of EnerBurn. This registration allows EnerBurn to be used anywhere in the United States for highway use in all over-the-road diesel applications. Additionally, on March 30, 2004, we received a second EPA permit, permit number EC 5931A in connection with the use of EnerBurn. This registration allows EC 5931A to be used anywhere in the United States for use in all diesel applications. Under these registrations, we have pass through rights from the formulator, blender and supplier to sell EnerBurn in on-road applications. However, there are provisions in the Act under which the EPA could require further testing. The EPA has not exercised these provisions yet for any additive. Internationally, we  intend to seek registration in other countries as we develops market opportunities.

Our business is impacted by air quality regulations and other regulations governing vehicle emissions as well as emissions from stationary engines. If such regulations were abandoned or determined to be invalid, its prospects may be adversely affected. As an example, if crude oil and resulting diesel prices were to reach or approach historical lows, the emphasis for fuel efficiency would be diminished, potentially impacting sales velocity of the products, consequently adversely affecting our performance. Typically, there are registration and regulation requirements for fuel additives in each country in which they are sold. In the United States, fuel and fuel additives are registered and regulated pursuant to Section 211 of the Clean Air Act. 40 CFR Part 79 and 80 specifically relates to the registration of fuels and fuel additives

In accordance with the Clean Air Act regulations at 40 CFR 79, manufacturers (including importers) of gasoline, diesel fuel and additives for gasoline or diesel fuel, are required to have their products registered by the EPA prior to their introduction into commerce. Registration involves providing a chemical description of the fuel or additive, and certain technical, marketing, and health-effects information. The health-effects research is divided into three tiers of requirements for specific categories of fuels and additives. Tier 1 requires a health-effects literature search and emissions characterization. Tier 2 requires short-term inhalation exposures of laboratory animals to emissions and screened for adverse health effects, unless comparable data are already available. Alternative Tier 2 testing can be required in lieu of standard Tier 2 if EPA concludes that such testing would be more appropriate. Certain small businesses are exempt from some or all the Tier 1 and Tier 2 requirements. Tier 3 provides for follow-up research, if necessary.

Employees

We currently employ four individuals on a full-time basis, and we also engage independent sales representatives.  None of our employees are covered by a collective bargaining agreement.  We believe that relations with our employees are good.

LEGAL PROCEEDINGS

We are not currently a party to any pending material legal proceeding nor are we aware of any proceeding contemplated by any individual, company, entity or governmental authority involving the Company.

Econalytic Systems, Inc. (“Econalytic”) filed suit in late April 2009 against us in the District Court, Boulder County, Colorado in which Econalytic was seeking a declaratory judgment which would permit it to sell certain technology which Econalytic claims it retained and is permitted to sell under the EnerBurn Acquisition Agreement.  In July 2009, we filed an answer and counterclaims against Econalytic in such action claiming breach of contract and misappropriation of trade secrets and seeking a declaratory judgment specifically interpreting and clarifying the Company’s rights under the EnerBurn Acquisition Agreement.  On August 14, 2009, we removed the state court lawsuit pending in District Court in Boulder, Colorado to the United States District Court in Denver, Colorado.  In addition, we filed a motion requesting the court grant us leave to pay the remaining installments under the EnerBurn Acquisition Agreement into the registry of the court pending adjudication of such matter; which leave was granted.  Such lawsuit settled by the parties during 2010 pursuant to which, among other things, the remaining installments due under the EnerBurn Acquisition Agreement were paid by us, along with an additional sum of $75,000, and the parties agreed that the purchase by the Company of the liquid diesel motor vehicle fuel additives known as EC5805A and EC5931A products under the EnerBurn Acquisition Agreement had no restrictions on the Company's subsequent use of these additives and formulas, and that the transaction in EnerBurn Acquisition Agreement was the purchase of all of Econalytic right, title and interest in EC5805A and EC5931A.

DESCRIPTION OF PROPERTY

We do not own any real estate.  We lease approximately 2,722 square feet of space for our executive offices at 10701 Corporate Drive, Suite No. 150, Stafford, Texas.  Such lease, which commenced on February 1, 2001, had an original term of three years and has been extended to August 31, 2014.  We have an option to renew for an additional two years at that time.  Rent expense for the years ended December 31, 2010 and December 31, 2009 totaled approximately $46,815 and $50,398, respectively.   Management believes that the current facility is adequate for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the audited consolidated financial statements and the notes thereto appearing elsewhere herein and is qualified in its entirety by the foregoing.

Executive Overview

EnerTeck Corporation (the “Company” or “EnerTeck Parent”) was incorporated in the State of Washington on July 30, 1935 under the name of Gold Bond Mining Company for the purpose of acquiring, exploring, and developing and, if warranted, the mining of precious metals. We subsequently changed our name to Gold Bond Resources, Inc. in July 2000. We acquired EnerTeck Chemical Corp. (“EnerTeck Sub”) as a wholly owned subsidiary on January 9, 2003. For a number of years prior to our acquisition of EnerTeck Sub, we were  an inactive, public “shell” corporation seeking to merge with or acquire an active, private company. As a result of this acquisition, we are now acting as a holding company, with EnerTeck Sub as our only operating business. Subsequent to this transaction, on November 24, 2003 we changed our domicile from the State of Washington to the State of Delaware, changed our name from Gold Bond Resources, Inc. to EnerTeck Corporation and affected a one for 10 reverse common stock split.  Unless the context otherwise requires, the terms “we,” “us” or “our” refer to EnerTeck Corporation and its consolidated subsidiary.

EnerTeck Sub, our wholly owned operating subsidiary, was incorporated in the State of Texas on November 29, 2000. It was formed for the purpose of commercializing a diesel fuel specific combustion catalyst known as EnerBurn (TM), as well as other combustion enhancement and emission reduction technologies. Nalco/Exxon Energy Chemicals, L.P. (“Nalco/Exxon L.P.”), a joint venture between Nalco Chemical Corporation and Exxon Corporation commercially introduced EnerBurn in 1998. When Nalco/Exxon L.P. went through an ownership change in 2000, our founder, Dwaine Reese, formed EnerTeck Sub. It acquired the EnerBurn trademark and related assets and took over the Nalco/Exxon L.P. relationship with the EnerBurn formulator and blender, and its supplier, Ruby Cat Technology, LLC (“Ruby Cat”).

We utilize a sales process that includes detailed proprietary customer fleet monitoring protocols in on-road applications that quantify data and assists in managing certain internal combustion diesel engine operating results while utilizing EnerBurn. Test data prepared by Southwest Research Institute and actual customer usage has indicated that the use of EnerBurn in diesel engines improves fuel economy, lowers smoke, and decreases engine wear and the dangerous emissions of both Nitrogen Oxide (NOx) and microscopic airborne solid matter (particulates).  Our principal target markets presently include the trucking, heavy construction and maritime shipping industries.  We also expect that revenues will be derived in the future from the railroad, mining and offshore drilling industries.    Each of these industries shares certain common financial characteristics, i.e. (i) diesel fuel represents a disproportionate share of operating costs; and (ii) relatively small operating margins are prevalent. Considering these factors, management believes that the use of EnerBurn and the corresponding derived savings in diesel fuel costs can positively effect the operating margins of its customers while contributing to a cleaner environment.

Results of Operations

For the Three and Six Months Ended June 30, 2011 Compared to the Three and Six Months Ended June 30, 2010

Revenues

We recorded $23,000 sales revenues for the three months, and $47,000 for the six months ended June 30, 2011 compared to sales revenues of $93,000 and $192,000 for the same periods of 2010.   The decrease in revenues for the three and six months of 2011 compared to the prior year periods was primarily due to a sale to our oldest  customer (Custom) in the previous year which did not reoccur this year.

In 2005, we appointed Custom, a subsidiary of Ingram Barge and which provides dockside and midstream fueling from nine service locations in Louisiana, Kentucky, Illinois, West Virginia, Missouri and Iowa, as our exclusive reseller of EnerBurn and the related technology on the Western Rivers of the United States, meaning the Mississippi River, its tributaries, South Pass, and Southwest Pass, excluding the Intra Coastal Waterway.  Since 2006, sales have been sporadic with Custom but cumulatively since then Custom has been our largest customer to date.  We cannot guarantee that we will ever generate meaningful revenues from our relationship with Custom.

As testing is either underway or completed with several potential new customers and in new areas with existing customers, more sales should occur.  We have been informed by our distributor for Australia that testing has successfully been completed with a new large customer there and that implementation will start shortly.  In addition, G2 Technologies, our new Certified Minority supplier and distributor, has advised us that several of its customers have started or will  start using EnerBurn during the third and fourth quarters of 2011.  It is expected that sales should show significant increases throughout the remainder of 2011and into 2012.

Gross Profit

Gross profit, defined as revenues less cost of goods sold, was $20,000 or 88.0% of sales for the three month  and $39,000 or 83.4% of sales for the six month period ended June 30, 2011, compared to $83,000 or 89.9% of sales and $163,000 or 84.7% for the three period and six month periods ended June 30, 2010.   In terms of absolute dollars, the decrease for the three and six month periods is a direct reflection of the obvious difference in sales volume for the two periods.  As testing and sales negotiations are about to be completed with several new customers and in new areas with existing customers, more sales should occur.  It is expected that sales should begin to show significant increases throughout the remainder of 2011 and into 2012.

Cost of goods sold was $3,000 for the three period and $8,000 for the six month period ended June 30, 2011, which represented 12.0% and 16.6% of revenues, respectively as compared to $9,000 for the three months and $29,000 for the six months ended June 30, 2010 which represented 10.1% and 15.3% of revenues, respectively.      Since its purchase in July 2006, we have owned the EnerBurn technology and associated assets.  Although our manufacturing is performed for us by an unrelated third party, we should continue to realize better gross margins due to the manufacturing our own product lines, compared to those we had achieved in the past when we purchased all of our products from an outside vendor.

           Costs and Expenses

Operating expenses were $719,000 for the three months and $1,073,000 for the six months ended June 30, 2011 as compared to $576,000 for the three months and $1,080,000 for the six months ended June 30, 2010.  Costs and expenses in all periods primarily consisted of payroll, professional fees, rent expense, depreciation expense, amortization expense and other general and administrative expenses.  Such change from period to period of 2011 compared to 2010 was primarily due to stock based non cash compensation expense of $440,000 for the three months and six months ended June 30, 2011 compared to no such expense for the three months ended June 30, 2010.   This is offset somewhat by the end of the impairment expense write off for the Intellectual Property which was completed at year end 2010.     Wages decreased to $182,000 for the three months and $365,000 for the six months ended June 30, 2011 from $198,000 for the three months and $409,000 for the six months ended June 30, 2010.     Other selling, general and administrative expenses decreased to $89,000 for the three months and $251,000 for the six months ended June 30, 2011 from $223,000 for the three months and $361,000 for the six months ended June 30, 2010.   Of the total $365,000 in wages for the first six months ended June 30, 2011, $282,000 was not paid in cash during the period and was accrued to a later date when funds become available.  While there has been a substantial increase in costs and expenses in recent years, it is felt that these increases will lead to a considerable increase in earnings potential in 2011 and future years.

Net Loss

We reported net losses of $757,000 during the three months and $1,132,000 for the six months ended June 30, 2011, as compared to net losses of $512,000 for the three months and $945,000 for the six months ended June 30, 2010.   The increase in losses was primarily due to our having $440,000 in  stock based compensation  during the second quarter of 2011.

Net income in the future will be dependent upon our ability to successfully complete testing in our projected new markets and new product lines and to increase revenues faster than we increase our selling, general and administrative expenses, research and development expense and other expenses.    Our improved gross margin resulting from our manufacturing of our products should help us in our ability to hopefully become profitable in the future.

For the Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Revenues

We recognized revenues of $231,000 for the year ended December 31, 2010, compared to revenues of $404,000 for the year ended December 31, 2009, with $0 returned products in 2010 compared 0 in 2009, a decrease in revenues of $173,000 or 42.8%.  The primary source of revenue for the years ended December 31, 2010 and 2009 is from the sale of EnerBurn to the railroad, heavy construction and maritime industries.  The price levels of product sold in 2010 was relatively comparable to pricing in 2009.  This decrease in revenues can be traced primarily to a lack of new customers.   As testing is either underway or completed with several potential new customers and in new areas with existing customers, more sales should occur.  It is expected that sales should show significant increases throughout 2011.

On July 28, 2005, EnerTeck Sub had entered into an Exclusive Reseller and Market Development Agreement (the “Custom Agreement”) with Custom, a subsidiary of Ingram Barge.  Under the Custom Agreement, EnerTeck Sub has appointed Custom, which provides dockside and midstream fueling from nine service locations in Louisiana, Kentucky, Illinois, West Virginia, Missouri and Iowa, as its exclusive reseller of EnerBurn and the related technology on the Western Rivers of the United States, meaning the Mississippi River, its tributaries, South Pass, and Southwest Pass, excluding the Intra Coastal Waterway.  The Agreement has an initial term of three years and renews automatically for successive one year terms but can be terminated upon 60 days prior written notice by either party.  Custom is not required to purchase a minimum volume of EnerBurn during the term of the Custom Agreement. Subsequent to the signing of the Custom Agreement, Custom obtained the regulatory approvals and installed the blending equipment necessary to facilitate its distribution of EnerBurn.  In February 2006, we delivered our first shipment of EnerBurn to Custom by delivering 4,840 gallons.  During most of 2006, Custom concentrated on completing the required infrastructural work to allow Custom to begin servicing the Ingram and other fleets.  This work was completed late in the second quarter of 2006 and treatment of the Ingram fleet was commenced.  Late in the second quarter, Custom placed a second order of 4,840 gallons.  However, Custom was unable to take delivery until late in the fourth quarter of 2006.  Sales to Custom, currently the Company’s largest customer have been slower than initially anticipated principally due to an equipment problems and delay in the completion of a principal Marine fueling facility for EnerBurn on the Mississippi River.  We believe that each of these problems has been addressed and have been corrected and are in the process of being corrected.  We cannot guarantee that meaningful revenues will be derived in the future from the Custom Agreement.  During 2010, Custom represented 27.3% of the Company’s sales as compared to 0% of the Company’s sales revenues for the year ended December 31, 2009.  We believe Custom has suffered from the weakened economy although it is currently testing the Company’s principal product line on additional segments of its business.  Custom again ordered in early 2010, and we still believe will be a significant part of our business in the future.  However, we are hopeful that as other customer testing in completed in other industries, Custom’s impact on our business will lessen.  Nevertheless, at the present time, the business generated by Custom materially impacts our operating results.

We expect future revenue trends to initially come from the trucking, rail, heavy construction and maritime industries, and subsequently expect revenues to also be derived from the international markets for these industries. We expect this to occur as sales increase and the sales and marketing strategies are implemented into the targeted markets and we create an understanding and awareness of our technology through proof of performance demonstrations with potential customers.

Our future growth is significantly dependent upon our ability to generate sales from heavy construction companies such as those currently coming on line, trucking companies with fleets of 500 trucks or more, and barge and tugboat companies with large maritime fleets, and railroad, mining and offshore drilling and genset applications. Our main priorities relating to revenue are: (1) increase market awareness of EnerBurn product through its strategic marketing plan, (2) growth in the number of customers and vehicles or vessels per customer, (3) accelerating the current sales cycle, and (4) providing extensive customer service and support.

In early September 2006, we made our initial sale to a member of the heavy construction industry working in the South Central Texas area.  After successful testing this initial customer has led to introductions and initial testing with a large concrete company in West Texas, one of the largest highway contracts in the state of Texas and most recently one to largest highway and heavy construction contractor in the United States.  We feel as this market matures it can become a major source of business for the Company.

Also, negotiations continue for the demonstration and testing with a major American railroad company.  This follows several years of successful usage of EnerBurn, our principal product for several years with a small railroad company, working principally in the Houston area.   Successful completion of this test, which is projected to take several months, should lead to the Company’s entry into a significantly larger market.

Gross Profit

Gross profit, defined as revenues less cost of goods sold and the results of the one time sales return discussed above, was $191,000 or 82.7% of sales for the year ended December 31, 2010, compared to $336,000 or 83.1%  of sales for the year ended December 31, 2009.  In terms of absolute dollars, gross profit decreased $145,000 primarily due to the decreased sales achieved in 2010 compared to 2009.   The gross profit percentage decreased 0.4% for the 2010 calendar year compared to the 2009 calendar year due primarily to the additional cost in our manufacturing facility.  As our overall volume increases, we feel confident that there will be an improvement in the gross profit percentage as our manufacturing proficiency continues to improve for our core products.

Cost of good sold was $41,000 for the 2010 calendar year which represented 17.3% of revenues compared to $69,000 for the 2009 calendar year which represented 16.9% of revenues.  The increase in cost of goods sold as a percentage of revenues primarily reflect a slight increase in overall product cost from our initiation of manufacturing of our products.  We have owned the EnerBurn technology and associated assets since its purchase in July 2006.  Although our actual manufacturing function is performed for us by an unrelated third party under contract to us, we should continue to realize better gross margins through the manufacturing of our product lines, compared to those we achieved in the past when we purchased all of our products from an outside vendor.

Cost and Expenses

Costs and expenses for operations decreased to $1,988,000 for the year ended December 31, 2010 from $2,358,000 for the year ended December 31, 2009, a decrease of $370,000, primarily due to decreases in non-cash compensation and professional fees.  Costs and expenses in all periods primarily consisted of payroll, professional fees, rent expense, depreciation expense, amortization expense and other general and administrative expenses.  While there has been a substantial increase in costs and expenses for 2010 and 2009 over prior years, it is felt that these increases will lead to a considerable increase in earnings potential in 2011 and future years.

Net Loss

Total net loss for the year ended December 31, 2010, was $2,763,000 as compared to a total net loss of $2,054,000 for the year ended December 31, 2009.   This amounts to a increase in net loss for the year ended December 31, 2010 of $709,000 as compared with the year ended December 31, 2009.   Such increase was primarily due to impairment of the intellectual property.

Net income in the future will be dependent upon our ability to successfully complete testing in our projected new markets and new product lines and to increase revenues faster than we increase our selling, general and administrative expenses, research and development expense and other expenses.    Our improved gross margin resulting from our manufacturing of our products should help us in our ability to hopefully become profitable in the future.

Operations Outlook

The majority of our marketing effort since 2005 has been directed at targeting and gaining a foothold in one of several major target areas, including the inland marine diesel market, trucking, heavy construction and mining.  Management has focused virtually all resources at pinpointing and convincing certain large potential customers within these markets, with our diesel fuel additive product lines.  While we still believe that this is a valid theory, the results, to date, have been less than we had expected.  A substantial portion of 2010 was spent redirecting our marketing emphasis for our primary product, EnerBurn, to solidify our major customers and expanding to newer, more innovative areas.  As such, we have created marketing alliances domestically and internationally with two new marketing groups, EnerGreen Technologies, based in Australia and G2 Fuel Technologies, a minority owned marketing firm working in both the domestic and foreign markets.    This resulted in the signing of these marketing agreements have opened our marketing efforts to both private and publically held customers both within the United States and abroad, which appear to have significant sales potential over the remainder of 2011 and thereafter.

We fully expect sales to our current in house customers to grow over the next several months and we will continue to work with our other domestic and international customers as in the past.    Working with EnerGreen, we are currently either in negotiations or currently testing with heavy construction and ocean going marine customers, both in Australia and in other international venues and expect to have several significant new customers over the next year and forward.    G2 is currently heavily involved with federal, state and local government entities and are actively introducing EnerBurn and other Enerteck products to large new markets in those areas.   The first municipal customer from this source has recently initiated the utilization of EnerBurn.    In addition, G2 is working with a large new potential customer in the product distribution area for the general market.  The final decision for this customer is to be made within the next 60 days, which if successful will open our Enerteck products to a totally new customer base than previously targeted.

It remains to be seen how, when or if these efforts will become successful, however the potential for success is much broader with our increased ability to service these markets.

Liquidity and Capital Resources

On June 30, 2011, we had working capital deficit of ($1,442,000) and a stockholders’ deficit of ($1,884,000) compared to a working capital deficit of ($870,000) and a stockholders’ deficit of ($1,651,000) on December 31, 2010.  On June 30, 2011, we had $66,000 in cash, total assets of $738,000 and total liabilities of $2,622,000, compared to $124,000 in cash, total assets of $809,000 and total liabilities of $2,460,000 on December 31, 2010.

This compares to a working capital deficit of ($713,000) and stockholders’ equity of $964,000 on December 31, 2009, and $52,000 in cash, total assets of $2,212,000 and total liabilities of $1,248,000 on December 31, 2009.

The decrease in working capital for the periods ended June 30, 2011 and December 31, 2010 compared to the prior periods was primarily due to lower than anticipated sales revenues combined with an increase in expenses resulting principally from greater marketing efforts being made in 2010 and 2011 compared to prior years.

Net cash used in operating activities was $283,000 for the six months ended June 30, 2011, which was primarily due to a net loss of ($1,132,000), prepaid expenses and other of ($22,000), offset by accounts payable of $32,000, accrued interest payable of $99,000, accrued liabilities of $282,000 and common stock, warrants and options for services of $440,000.  Net cash used in operating activities was $169,000 for the six months ended June 30, 2010, which was primarily due to a net loss of ($945,000) offset by  prepaid expenses and other of $66,000,  non cash depreciation and amortization of $313,000, accounts receivable of $28,000, inventory of $21,000, accounts payable of $36,000, accrued interest payable of $20,000 and accrued liabilities of $291,000.

Net cash used in operating activities was $616,000 for the year ended December 31, 2010 compared to net cash used in operating activities of $980,000 for the year ended December 31, 2009.   Such changes from period to period were primarily the result of a net loss of $2,763,000 for the year ended December 31, 2010 partially offset by non-cash charges for depreciation and amortization of $644,000 and the impairment of the intellectual property of $868,000 compared to a net loss of $2,054,000 for the year ended December 31, 2009 partially offset by non-cash charges for depreciation and amortization of $623,000 and common stock and options issued for services of $362,000, as well as changes from year to year periods in accounts receivable, inventory, prepaid expenses, accounts payable, accrued interest payable and other accrued liabilities.

For the six months ended June 30, 2011, we had net cash provided by or used in investing activities of $0 compared to net cash used in investing activities of $1,000 for the six months ended June 30, 2010.   Cash provided by financing activities was $225,000 for the six months ended June 30, 2011 due to proceeds of stockholder notes and advances of $225,000 as compared to cash provided by financing activities of $205,000 for the six months ended June 30, 2010 due to proceeds of stockholder notes and advances of $505,000 offset by payment of note payable for intellectual property of $300,000.

Cash used by investing activities was $300 for the year ended December 31, 2010 which was primarily the result of purchasing capital assets of $800, and repayment of employee advances of $500.  Cash used in investing activities was $4,300 for the year ended December 31, 2009 which was primarily the result of proceeds from the sale of assets of $7,100, capital expenditures of $10,900, offset by employee advances of $400.

Cash provided by financing activities was $688,000 for the year ended December 31, 2010 from the proceeds of loans and advances made to the Company of $1,188,000, offset by payment on the note payable due on the intellectual property of $500,000.   This compares to $930,000 in cash provided by financing activities for the year ended December 31, 2009 from proceeds from sale of common stock of $1,150,000, related party note payable and advances of $280,000, offset by payment on the note payable due on the intellectual property of $500,000.

On July 13, 2006, we completed the acquisition of the EnerBurn formulas, technology and associated assets pursuant to an Asset Purchase Agreement executed as of the same date (the “EnerBurn Acquisition Agreement”) between the Company and the owner of Ruby Cat (the “Seller”).  Pursuant thereto, the Company acquired from the Seller all of its  rights with respect to the liquid diesel motor vehicle fuel additives known as EC5805A and EC5931A products (the “Products”) as well as its rights to certain intellectual property and technology associated with the Products (collectively, the “Purchased Assets”).  The purchase price for the Purchased Assets was $3.0 million, payable as follows: (i) $1.0 million paid on July 13, 2006 in cash, and (ii) the remaining $2.0 million evidenced by a promissory note (the “Note”) bearing interest each month at a rate of 4.0% per annum, compounded monthly, and which shall be paid in four annual payments of $500,000 plus accumulated interest to that date on each anniversary of the closing until the entire purchase price is paid in full.  This acquisition allows us to manufacture our own on and off road versions of the EnerBurn product line and will allow for significant savings in the cost requirements of product sales from manufacturing.  The first payment of $500,000 was made in advance in May 2007.  An additional $500,000 due July 13, 2008 was also made in advance of the due date, on July 3, 2008. Due to litigation commenced between the Company and the Seller, the Company requested the court to grant it leave to pay the remaining installments under the EnerBurn Acquisition Agreement into the registry of the court pending adjudication of such matter.  The court granted the request and the Company paid the third annual installment of $500,000 plus accrued interest into the registry on July 13, 2009.  On March 31, 2010, the parties to the lawsuit entered into a settlement agreement pursuant to which, among other things, the remaining installments due under the EnerBurn Acquisition Agreement were paid by the Company on July 22, 2010, along with an additional sum of $75,000.  As a result, we have now completed our monetary obligations under the EnerBurn Acquisition Agreement which previously drew significantly on our cash reserves.

In the past, we have been able to finance our operations primarily from capital which has been raised.  To date, sales have not been adequate to finance our operations without investment capital.  For the year ended December 31, 2010, cash provided by financing activities was $688,000 from the proceeds of loans and advances made to the Company of $1,188,000, offset by payment on the note payable due on the intellectual property of $500,000.   For the year ended December 31, 2009, cash provided by financing activities was $930,000 from proceeds from sale of common stock of $1,150,000, related party note payable and advances of $280,000, offset by payment on the note payable due on the intellectual property of $500,000.

We anticipate, based on currently proposed plans and assumptions relating to our operations, that in addition  to our current cash and cash equivalents together with projected cash flows from operations and projected revenues we will require additional investment to satisfy our contemplated cash requirements for the next 12 months.  No assurance can be made that we will be able to obtain such investment on terms acceptable to us or at all.    We anticipate that our costs and expenses over the next 12 months will be approximately $3.0 million.  Our continuation as a going concern is contingent upon our ability to obtain additional financing and to generate revenues and cash flow to meet our obligations on a timely basis.  As mentioned above, management acknowledges that sales revenues have been considerably less than earlier anticipated.  This was primarily due to a combination of circumstances which have been corrected or are in the process of being corrected and therefore should not reoccur in the future and the general state of the economy.   Management expects that sales should show increases in 2011 and into 2012.  No assurances can be made that we will be able to obtain required financial on terms acceptable to us or at all.  Our contemplated cash requirements beyond 2011 will depend primarily upon level of sales of our products, inventory levels, product development, sales and marketing expenditures and capital expenditures.

Inflation has not significantly impacted the Company’s operations.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Significant Accounting Policies

Business and Basis of Presentation

EnerTeck Corporation, formerly Gold Bond Resources, Inc. was incorporated under the laws of the State of Washington on July 30, 1935. On January 9, 2003, the Company acquired EnerTeck Chemical Corp. ("EnerTeck Sub") as its wholly owned operating subsidiary. As a result of the acquisition, the Company is now acting as a holding company, with EnerTeck Sub as its only operating business. Subsequent to this transaction, on November 24, 2003, the Company changed its domicile from the State of Washington to the State of Delaware, changed its name from Gold Bond Resources, Inc. to EnerTeck Corporation.

EnerTeck Sub, the Company’s wholly owned operating subsidiary is a Houston-based corporation. It was incorporated in the State of Texas on November 29, 2000 and was formed for the purpose of commercializing a diesel fuel specific combustion catalyst known as EnerBurn (TM), as well as other combustion enhancement and emission reduction technologies for diesel fuel. EnerTeck’s primary product is EnerBurn, and is registered for highway use in all USA diesel applications. The products are used primarily in on-road vehicles, locomotives and diesel marine engines throughout the United States and select foreign markets.

Principles of Consolidation

The consolidated financial statements include the accounts of EnerTeck Corporation and its wholly-owned subsidiary, EnerTeck Chemical Corp.  All significant inter-company accounts and transactions are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three (3) months or less to be cash and cash equivalents.

Inventory

Inventory consists of market ready EnerBurn plus raw materials required to manufacture the products. Inventory is valued at the lower of cost or market, using the average cost method. Included in inventory are injector systems and R & D Equipment amounting to $74,000.  Testing of the PEX beta unit currently included in Other Inventory is scheduled to occur prior to the end of the third quarter of 2011.   Based on the outcome of that testing, it is expected that the Company will be able to expand its marketing efforts to the environmental equipment market in a significant way.  The Company’s remaining inventory was split on approximately a 95/5 basis between raw materials and finished goods at June 30, 2011.

Accounts Receivable

Accounts receivable represent uncollateralized obligations due from customers of the Company and are recorded at net realizable value.  This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and charged to the provision for doubtful accounts.  The Company calculates this allowance based on historical write-offs, level of past due accounts and relationships with and economic status of the customers.  There was no allowance for doubtful accounts considered necessary at June 30, 2011.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided for on the straight-line or accelerated method over the estimated useful lives of the assets.  The average lives range from five (5) to ten (10) years.  Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred.  Betterments or renewals are capitalized when incurred.

Intangible Assets

The Company follows the provisions of FASB ASC 350, Goodwill and Other Intangible Assets.  FASB ASC 350 addresses financial accounting and reporting for acquired goodwill and other intangible assets.  Specifically, FASB ASC 350 addresses how intangible assets that are acquired should be accounted for in financial statements upon their acquisition, as well as how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The statement requires the Company to evaluate its intellectual property each reporting period to determine whether events and circumstances continue to support an indefinite life.  In addition, the Company tests its intellectual property for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired.  The statement requires intangible assets with finite lives to be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable and that a loss shall be recognized if the carrying amount of an intangible exceeds its fair value.

Intellectual property and other intangibles are recorded at cost.  Prior to 2009, the Company determined that its intellectual property had an indefinite life because it believed there was no legal, regulatory, contractual, competitive, economic or other factor to limit its useful life, and therefore would not be amortized.  For other intangibles, amortization would be computed on the straight-line method over the identifiable lives of the assets.

Management made the decision during 2009 to change the characterization of its intellectual property to a finite-lived asset and to amortize the remaining balance of its intangible asset~~s~~ to the nominal value of $150,000 by the end of 2012, due to its determination that this now represents the scheduled end of its exclusive registration during that year.

              As a result of a review by management of its intangible asset and policies related thereto as of December 31, 2010, it was determined that a further impairment was required to be recorded.  This impairment serves to reduce its intellectual property to an amount which management believes represents its fair value.  This value would be considered a level 3 measurement under FASB ASC 820, Fair Value Measurements and Disclosures, since it is based on significant unobservable inputs.  The Company will re-assess the value of this asset in future periods and make adjustments as considered necessary, rather than record additional amortization.

Revenue Recognition

The Company follows the provisions of FASB ASC 605, Revenue Recognition, and recognizes revenues when evidence of a completed transaction and customer acceptance exists, and when title passes, if applicable.

Revenues from sales of product and equipment are recognized at the point when a customer order has been shipped and invoiced.

Income Taxes

The Company will compute income taxes using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on evidence from prior years, may not be realized over the next calendar year or for some years thereafter.

The current and deferred tax provisions in the financial statements include consideration of uncertain tax positions in accordance with FASB ASC 740, Income Taxes.  Management believes there are no significant uncertain tax positions, so no adjustments have been reported from adoption of FASB ASC 740.  The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions. The Company is no longer subject to income tax examinations by the Internal Revenue Service for years prior to 2007. For state tax jurisdictions, the Company is no longer subject to income tax examinations for years prior to 2006.

Income (Loss) Per Common Share

The basic net income (loss) per common share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net income (loss) per common share is computed by dividing the net income applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For 2011 and 2010, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Management Estimates and Assumptions

The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The Company’s financial instruments recorded on the balance sheet include cash and cash equivalents, accounts receivable, accounts payable and note payable.  The carrying amounts approximate fair value because of the short-term nature of these items.

Stock Options and Warrants

Effective January 1, 2006, the Company began recording compensation expense associated with stock options and other forms of equity compensation in accordance with FASB ASC 718, Stock Compensation.

Recently Issued Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.”  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation. ASU 2009-15 became effective on January 1, 2010 and did not have an impact on the Company’s consolidated financial statements.

In December 2009, the FASB issued ASU 2009-16, "Accounting for Transfers of Financial Assets."  This ASU amends prior accounting guidance to enhance reporting about transfers of financial assets, including securitizations, and where companies have continuing exposure to the risks related to transferred financial assets. The new guidance eliminates the concept of a “qualifying special-purpose entity” and changes the requirements for derecognizing financial assets. The new authoritative accounting guidance also requires additional disclosures about all continuing involvements with transferred financial assets including information about gains and losses resulting from transfers during the period. ASU 2009-16 became effective on January 1, 2010 and did not have an impact on the Company’s consolidated financial statements.

In December 2009, the FASB issued ASU No. 2009-17, “ Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.”  This ASU amends prior guidance to change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. ASU 2009-17 requires additional disclosures about the reporting entity’s involvement with variable-interest entities and any significant changes in risk exposure due to that involvement as well as its effect on the entity’s financial statements. ASU 2009-17 became effective on January 1, 2010 and did not have an impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures About Fair Value Measurements.”  This ASU requires expanded disclosures related to fair value measurements including (i) the amounts of significant transfers of assets or liabilities between Levels 1 and 2 of the fair value hierarchy and the reasons for the transfers, (ii) the reasons for transfers of assets or liabilities in or out of Level 3 of the fair value hierarchy, with significant transfers disclosed separately, (iii) the policy for determining when transfers between levels of the fair value hierarchy are recognized and (iv) for recurring fair value measurements of assets and liabilities in Level 3 of the fair value hierarchy, a gross presentation of information about purchases, sales, issuances and settlements. ASU 2010-06 further clarifies that (i) fair value measurement disclosures should be provided for each class of assets and liabilities (rather than major category), which would generally be a subset of assets or liabilities within a line item in the statement of financial position and (ii) companies should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for each class of assets and liabilities included in Levels 2 and 3 of the fair value hierarchy.  ASU 2010-06 became effective on January 1, 2010 with the exception of the requirement to provide Level 3 activity of purchases, sales, issuances and settlements on a gross basis, which will become effective on January 1, 2011. Early adoption is permitted. The adoption of ASU 2010-06 as of January 1, 2010 did not have an impact on the Company’s consolidated financial statements. The adoption of the portion of ASU 2010-06 that becomes effective on January 1, 2011 is not expected to have an impact on the Company’s consolidated financial statements.

In April 2010, the FASB issued ASU 2010-17, "Revenue Recognition - Milestone Method" (Topic 605).  This ASU codifies the consensus reached in EITF Issue No. 08-9, “Milestone Method of Revenue Recognition.” The amendments to the Codification provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and non-substantive milestones, and each milestone should be evaluated individually to determine if it is substantive.

ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply 2010-17 retrospectively from the beginning of the year of adoption. Vendors may also elect to adopt the amendments in this ASU retrospectively for all prior periods. The Company does not expect the provisions of ASU 2010-17 to have an effect on its consolidated financial statements.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies.”  The Company does not expect the provisions of ASU 2010-21 to have an effect on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

MANAGEMENT

Set forth below are our present directors and executive officers.  Note that there are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers.  There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.  Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.  Officers serve at the discretion of the Board of Directors.

Name	Age	Present Position and Offices	Has Served as Director Since
Dwaine Reese	68	Chairman of the Board, Chief Executive Officer and Director	January 2003
Gary B. Aman	63	President and Director	March 2005
Jack D. Cowles	50	Director	March 2005
Thomas F. Donino	49	Director	December 2005
Richard B. Dicks	63	Chief Financial Officer	-

Set forth below are brief accounts of the business experience during the past five years of each director and executive officer of the Company and each significant employee of the Company.

DWAINE REESE has been the Chairman of the Board and the Company’s Chief Executive Officer of EnerTeck Sub since 2000 and of EnerTeck Parent since 2003. From approximately 1975 to 2000, Mr. Reese held various executive, management, sales and marketing positions in the refining and specialty chemical business with Nalco Chemical Corporation and later Nalco/Exxon Energy Chemicals, LP. In 2000, he founded EnerTeck Chemical Corp., and has been its President and Chief Executive Officer since that time. Mr. Reese has been and will continue to devote his full-time to the Company’s business. Mr. Reese has B.S. degree in Biology and Chemistry from Lamar University and a M.S. degree in Chemistry from Highland New Mexico University.

GARY B. AMAN has been a director of the Company since March 2005 and President since March 2009.  He has been employed with Nalco Company since 1994, most recently serving as General Manager of ADOMITE Subsurface Chemicals, a Nalco division, since 1999. ADOMITE is recognized as a technology leader in energy exploration additives including drilling fluids, cementing, fracturing and well stimulation additives. Mr. Aman retired from Nalco effective October 31, 2008.  Mr. Aman received a Bachelor of Science degree in Mathematics from the University of South Dakota in 1970.

JACK D. COWLES has been a director of the Company since March 2005.  He has been a Managing Director of JDC Consulting, a management consulting firm, since 1997. JDC, headquartered in New York City, provides a broad range of senior level management consulting services including strategy, business process improvement and implementation, change management, financial management, due diligence and merger integration. Mr. Cowles received a Bachelor of Arts, Economics degree; Phi Beta Kappa, from the University of Michigan in 1983 and a Masters of Business Administration degree for the University of Pennsylvania, Wharton School of Business in 1994.

THOMAS F. DONINO has been a director of the Company since December 2005.  Since August 1997, he has been a partner at First New York Securities (FNY) in New York, New York.  FNY is an investment management company with assets over $250 million dollars.   Mr. Donino is also the General Partner of BATL Management LP, a family Limited Partnership, and President of BATL Bioenergy LLC.

RICHARD B. DICKS has been Chief Financial Officer of the Company since December 2005.  Mr. Dicks is a certified public accountant and since January 1985 has had his own accounting practice focusing on tax, financial, cash management and MAS services.  In addition, from July 1993 to December 2001, Mr. Dicks was President and Chief Executive Officer of Combustion Process Manufacturing Corporation, located in Houston, Texas.  Mr. Dicks received a Bachelor’s Degree from Oklahoma State University in 1969.

None of the directors and officers is related to any other director or officer of the Company.

To the knowledge of the Company, none of the officers or directors has been personally involved in any bankruptcy or insolvency proceedings. To the knowledge of the Company, none of the directors or officers have been convicted in any criminal proceedings (excluding traffic violations and other minor offenses) or are the subject of a criminal proceeding which is presently pending, nor have such persons been the subject of any order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining them from acting as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or insurance company, or from engaging in or continuing in any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, nor were any of such persons the subject of a federal or state authority barring or suspending, for more than 60 days, the right of such person to be engaged in any such activity, which order has not been reversed or suspended.

Audit Committee Financial Expert

We do not have an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K, serving on our audit committee because we have no audit committee and are not required to have an audit committee because we are not a listed security.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is designed to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; and compliance with applicable laws, rules and regulations.   A copy of the Code of Ethics will be provided to any person without charge upon written request to the Company at its executive offices, 10701 Corporate Drive, Suite 150, Stafford, Texas 77477.

EXECUTIVE COMPENSATION

The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2010 and December 31, 2009, of those persons who were, (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was in excess of $100,000 (the named executive officers):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total
Dwaine Reese, Chairman of the Board and Chief Executive Officer	2010 2009	$250,000 $139,402	$0 $0	$0 $0	$0 $13,744	(1)	$0 0	$0 0	$0 $3,348	(2)	$250,000 $156,494
Gary B. Aman, President (3)	2010 2009	$200,000 $200,000	$0 $0	$0 $0	$0 $101,875	(1)	$0 $0	$0 $0	$0 $0		$200,000 $301,875
_______________________
(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC 718.

(2)	Mr. Reese was reimbursed $3,348 in 2009 for health insurance costs.

(3)	Mr. Aman became President of the Company as of January 1, 2009.

Equity Awards

The following table provides certain information concerning equity awards held by the named executive officers as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested(#)
Dwaine Reese	25,000 25,000	-0- -0-	$ $	0.55 0.80	7/21/2014 1/15/2013	-0- -0-	-0- -0-
Gary Aman	200,000	-0-		$1.00	3/27/2014	-0-	-0-

2003 Stock Option Plan

In September 2003, our shareholders approved an employee stock option plan (the “2003 Option Plan”) authorizing the issuance of options to purchase up to 1,000,000 shares of our common stock. This plan is intended to give us greater ability to attract, retain, and motivate officers, key employees, directors and consultants; and is intended to provide us with the ability to provide incentives more directly linked to the success of our business and increases in shareholder value. As of December 31, 2007, no options have been issued under the 2003 Option Plan.  During the first quarter of 2008, options to acquire 64,200 shares at an exercise price of $0.80 per share were issued under the 2003 Option Plan to five employees, and during the third quarter of 2009, options to acquire 64,000 shares at an exercise price of $0.55 per share were issued under the 2003 Option Plan to five employees.  In August 2011, options to acquire 225,001 shares at an exercise price of $0.60 per share were issued under our 2003 Stock Option Plan to four employees. All of such options are immediately exercisable as of the issue date and expire five years thereafter.

2005 Stock Compensation Plan

In June 2005, the Board of Directors adopted the 2005 Stock Compensation Plan (the “2005 Stock Plan”) authorizing the issuance of up to 2,500,000 shares of common stock.  Pursuant to the 2005 Stock Plan, employees, directors, officers or individuals who are consultants or advisors of the Company or any subsidiary may be awarded shares under the 2005 Stock Plan.   The 2005 Stock Plan is intended to offer those employees, directors, officers, or consultants or advisors of the Company or any subsidiary who assist in the development and success of the business of the Company or any subsidiary, the opportunity to participate in a compensation plan designed to reward them for their services and to encourage them to continue to provide services to the Company or any subsidiary.  In 2005, 2,000,000 shares were awarded under the 2005 Stock Plan, 500,000 of which were returned to the Company in December 2005, and 50,000 shares were awarded in 2006.  Since then, no additional awards have been granted under the 2005 Stock Plan.

Other Options, Warrants or Rights

We have no other outstanding options or rights to purchase any of our securities.  However, as of the date hereof, we do have outstanding warrants to purchase up to 3,990,047.5 shares of our common stock.  In addition, we do have outstanding convertible notes which are convertible into shares of our common stock under certain conditions.

 Employment Agreements - Executive Officers and Certain Significant Employees

On March 27, 2009, the Company entered into an employment agreement with Gary B. Aman, effective as of January 1, 2009, pursuant to which Mr. Aman agreed to be employed by the Company as President for a period of two years expiring December 31, 2010.  During the period of employment, Mr. Aman shall receive an annual base salary equal to $200,000, subject to review each year for possible increases, provided, however, that Mr. Aman has agreed to accrual of said salary until the earlier of (i) such time that the Company’s financial condition improves so that payment of said salary does not cause undue financial burden to the Company which shall be determined by the Board of Directors at its sole discretion, or (ii) January 1, 2010.  Mr. Aman shall also be entitled to participate in any long term and annual incentive plans and arrangements presently existing or as may be adopted from time to time and other employee benefits plans and programs on the same basis generally as other employees of the Company.

Pursuant to the employment agreement, the Company also agreed to grant Mr. Aman an option to purchase 200,000 shares of Common Stock of the Company at an exercise price of $1.00 per share which option shall be 25% vested as of the date of grant (March 27, 2009), shall become 100% vested on January 1, 2010 and shall expire March 27, 2014.

As of December 31, 2010, none of our other officers and key employees are bound by employment agreements.

We do not have any termination or change in control arrangements with any of our named executive officers.

Compensation of Directors

At the present time, directors receive no cash compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in attending meetings.

The following table provides certain summary information concerning the compensation paid to the Company’s non-employee directors during fiscal 2010 for their services as such.  All compensation paid to Mr. Reese and Mr. Aman is set forth in the Summary Compensation table above.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards (S)	Option Awards ($)	All Other Compensation ($)	Total ($)
Jack D. Cowles	$0	-0-	$0	-0-	$0
Thomas F. Donino	$0	-0-	$0	-0-	$0

Indebtedness of Management

No member of management was indebted to the Company during its last fiscal year.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

On July 7, 2009, the Company entered into a $100,000 unsecured promissory note with Gary B. Aman, its President and a director, due on demand.  Interest is payable at 12% per annum.

On December 11, 2009, the Company entered into a $50,000 note with Thomas F. Donino, a director. Interest is 5% per annum.  The principal balance of the note is due on the earlier of December 11, 2012, or upon completion by the Company of equity financing in excess of $1.0 million in gross proceeds.  Interest on the loan is payable on the maturity date at the rate of 5% per annum.

On June 1, 2010, the Company entered into a $300,000 and $50,000 convertible promissory notes with Mr. Donino which shall be due and payable on June 1, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

On July 20, 2010, the Company entered into a $200,000 convertible promissory note with Mr. Donino which shall be due and payable on June 20, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

On July 20, 2010, the Company entered into $300,000 of convertible promissory notes with BATL Bioenergy LLC, which shall be due and payable on July 20, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.  Mr. Donino is the President and managing member of BATL Bioenergy LLC.

On December 10, 2010, the Company entered into $75,000 and $75,000 of convertible promissory notes with Mr. Donino and BATL respectively which shall be due and payable on December 10, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

During 2010 and 2011, Mr. Donino advanced the Company $50,000 and $100,000, respectively.  Such advances are due on demand and bear interest at 5% and 8% per annum, respectively.

Other than the foregoing, since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party: (i) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years; and (ii) in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Director Independence

Our board of directors currently consists of four members.  They are Dwaine Reese, Gary B. Aman, Jack D. Cowles and Thomas F. Donino.  Mr. Reese is the Company’s Chairman of the Board and Chief Executive Officer, and Mr. Aman is the Company’s President.  Messrs. Cowles and Donino are independent directors.  We have determined their independence using the general independence criteria set forth in the Nasdaq Marketplace Rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date hereof, certain information with regard to the record and beneficial ownership of the Company’s Common Stock by (i) each stockholder owning of record or beneficially 5% or more of the Company’s Common Stock, (ii) each director of the Company, (iii) the Company’s Chief Executive Officer and other executive officers, if any, of the Company whose annual base salary and bonus compensation was in excess of $100,000 (the “named executive officers”), and (iv) all executive officers and directors of the Company as a group:

	Amount and Nature of Beneficial		Percent
Name of Beneficial Owner	Ownership		of Class
Dwaine Reese	3,948,334	(1)	17.3%
BATL Bioenergy LLC	3,960,000	(2)	16.5%
Thomas F. Donino	7,751,889	(3)	30.8%
Gary B. Aman	1,286,667	(4)	5.6%
Jack D. Cowles	648,550	(5)	2.9%
Richard B. Dicks	78,400	(6)	*
All Executive Officers and
Directors as a Group (5 persons)	13,713,840		51.7%
_________
* Less than 1%.

(1)
Consists of 3,565,000 shares held by Mr. Reese, 133,334 shares underlying options granted to him and 250,000 shares underlying warrants held by Mr. Reese.  The address for Mr. Reese is 10701 Corporate Drive, Suite 150, Stafford, Texas.

(2)
Consists of 2,450,000 shares held by BATL Bioenergy LLC (“BATL”) and 1,510,000 shares underlying warrants held by BATL.  This information is based solely upon information reported in filings made to the SEC on behalf of BATL.  The address for BATL is 7 Lakeside Drive, Rye, New York.

(3)
Consists of 2,113,404 shares held by Mr. Donino, 2,450,000 shares held by BATL, 435,700 shares held by BATL Management LP (“BATL Management”), 1,510,000 shares underlying warrants held by BATL, 275,000 shares underlying warrants held by BATL Management and 967,785 shares underlying warrants held by Mr. Donino.  Does not include shares which may be acquired upon conversion of convertible promissory notes held by Mr. Donino and BATL.  See “Certain Relationships and Transactions and Corporate Governance”.  As the president and managing member of BATL and the sole officer, director and shareholder of BATL Management’s general partner, Mr. Donino may be deemed to be the beneficial owner of shares owned by BATL and BATL Management.  BATL Management is a family limited partnership whose members are certain relatives and trusts for the benefit of certain relatives of Mr. Donino.  This information is based solely upon information reported in filings made to the SEC on behalf of Thomas Donino, BATL and BATL Management.  The address for Mr. Donino is 7 Lakeside Drive, Rye, New York.

(4)
Consists of 670,000 shares held by Mr. Aman, 266,667 shares underlying options granted to him and 350,000 shares underlying warrants held by Mr. Aman.  The address for Mr. Aman is 10701 Corporate Drive, Suite 150, Stafford, Texas.

(5)	Consists of 398,550 shares held by Mr. Cowles and 250,000 shares underlying warrants held by him. The address for Mr. Cowles is 30 Lansdowne Drive, Larchmont, New York.

(6)	Consists of 78,400 shares underlying options granted to him. The address for Mr. Dicks is 10701 Corporate Drive, Suite 150, Stafford, Texas.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 22,419,683 are outstanding as of the date of this prospectus.

Holders of our common stock have equal rights to receive dividends when, as and if declared by our Board of Directors, out of funds legally available therefor.  Holders of our common stock have one vote for each share held of record and do not have cumulative voting rights.

Holders of our common stock are entitled, upon liquidation of the Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share, none of which are issued and outstanding. The preferred stock will be entitled to preference over the common stock with respect to the distribution of assets of the Company in the event of its liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by our Board of Directors. The Board in its sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock. The issuance of preferred shares with such voting or conversion rights may have the effect of delaying, deferring or preventing a change in control of our Company.

There are no other provisions in our certificate of incorporation or our bylaws that may result in the delaying, deferring or preventing of a change in control of our Company.

Transfer Agent

The transfer agent for our common stock is Jersey Transfer & Trust Company, 201 Bloomfield Avenue, Verona, New Jersey 07044.  Its telephone number is 973-239-2712.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Delaware General Corporation Law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

This prospectus includes 4,000,000 shares of common stock offered by the selling stockholder.

The selling stockholder and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
▪	an exchange distribution in accordance with the rules of the applicable exchange;
▪	privately negotiated transactions;
▪	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
▪	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
▪	a combination of any such methods of sale; and
▪	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each selling stockholder that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. In addition, the Company has advised each selling stockholder that the Commission currently takes the position that coverage of short sales “against the box” prior to the effective date of the registration statement of which this prospectus is a part would be a violation of Section 5 of the Securities Act, as described in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporate Finance.

If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is paying all fees and expenses incident to the registration of the shares, excluding brokerage commissions or underwriter discounts. The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act pursuant to the Investment Agreement.

SELLING STOCKHOLDERS

The following table sets forth as of the date of this prospectus, information regarding the current beneficial ownership of our common stock by the persons identified, based on information provided to us by them, which we have not independently verified. Although we have assumed for purposes of the table that the selling stockholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling stockholder (or any of them), or that will be held after completion of the sales. In addition, a selling stockholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act or otherwise since the date he or she provided information to us. The selling stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. Except as set forth below, no selling stockholder has held any position nor had any material relationship with us or our affiliates during the past three years.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rule, beneficial ownership includes any shares as to which the selling stockholder has or within 60 days has the right to acquire sole or shared voting power or investment power, and each selling stockholder’s percentage ownership is computed without regard to the amounts of shares that other selling stockholders have the right to acquire.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering	Shares to be Sold In the Offering		Percentage of Outstanding Shares Beneficially Owned After Offering
Kodiak Capital Group, LLC	0	0%	4,000,000	(1)	0%

(1)	Pursuant to Put as set forth in the Investment Agreement. The natural person will voting and dispositive power for Kodial Capital Group LLC is Ryan Hodson.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Kaye Cooper Fiore Kay & Rosenberg, LLP, 30A Vreeland Road, Florham Park, New Jersey 07932.

EXPERTS

Our consolidated financial statements appearing in this prospectus and registration statement as of and for the years ended December 31, 2010 and 2009 have been audited by Philip Vogel & Co. PC, independent accountants as set forth in its report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of EnerTeck Corporation and its consolidated subsidiary filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of this contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
EnerTeck Corporation
Houston, Texas

We have audited the accompanying consolidated balance sheets of EnerTeck Corporation and subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows for each of the years in the two-year period ended December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EnerTeck Corporation and subsidiary as of December 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

	By:	/s/ Philip Vogel & Co. PC
PHILIP VOGEL & CO. PC

Certified Public Accountants

Dallas, Texas
March 31, 2011

.ENERTECK CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
December 31, 2010 and 2009

	2010	2009

ASSETS
Current assets
Cash	$123,526	$52,129
Inventory	234,793	168,381
Receivables - trade	199,660	243,854
Receivables - employee	0	500
Prepaid Expenses	11,570	20,129
Total current assets	$569,549	$484,993

Intellectual Property	150,000	1,596,644
Property and equipment, net of accumulated depreciation of $ 321,748 and $280,264 respectively	89,714	130,365

Total assets	$809,263	$2,212,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Note payable - current maturity	$0	$500,000
Accounts payable	191,800	155,447
Stockholder advances and notes	322,510	230,000
Accrued liabilities	924,697	312,806
Total current liabilities	1,439,277	1,198,253

Long Term Liabilities
Stockholder advances and notes	1,020,833	50,000
Total Long Term Liabilities	1,020,833	50,000

Stockholders’ Equity
Preferred stock, $.001 par value, 100,000,000 shares authorized, none issued
Common stock, $.001 par value, 100,000,000 shares authorized, 21,982,616 and 21,637,788 shares issued and outstanding, respectively	21,983	21,638
Additional paid-in	22,544,644	22,396,618
Accumulated deficit	(24,217,474)	(21,454,507)
Total stockholders’ equity (deficit)	$(1,650,847)	$963,749

Total liabilities and stockholders’ equity	$809,263	$2,212,002

See accompanying summary of accounting policies and notes to financial statements.

ENERTECK CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2010 and 2009

	2010	2009

Product Sales	$231,314	$404,335
Sales Returns	0	0
Cost of goods sold	40,583	68,531
Gross profit	$190,731	$335,804
Costs and expenses:
General and Administrative Expenses:
Wages	$788,513	$790,189
Non-cash compensation	0	137,171
Depreciation and Amortization	620,142	623,263
Professional Fees	0	225,000
Other Selling, General and Administrative Expenses	579,136	582,591
Total Expenses	$1,987,791	$2,358,214
Operating loss	$(1,797,060)	$(2,022,410)

Other income (expense)
Interest Income	32	291
Non-cash impairment	(867,986)	0
Other Income	1,390	7,340
Interest expense	(99,343)	(39,016)
Net Income (loss)	$(2,762,967)	$(2,053,795)

Net loss per share:
Basic and diluted	$(0.13)	$(0.10)
Weighted average shares outstanding:
Basic and diluted	21,877,750	20,349,980

See accompanying summary of accounting policies and notes to financial statements.

ENERTECK CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
Years Ended December 31, 2010 and 2009

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances, December 31, 2008	19,087,788	$19,088	$20,886,997	$(19,400,712)	$1,505,372
Options Granted			$137,173		$137,173
Private Offering	2,300,000	$2,300	1,147,700		$1,150,000
Common stock for services	250,000	$250	224,750		$225,000
Current Loss 1/01 – 12/31/2009				$(2,053,795)	$(2,053,796)
Balances, December 31, 2009	21,637,788	$21,638	$22,396,618	$(21,454,507)	$963,749

Debt Conversion	344,828	$345	$49,655		$50,000
Debt Discount			$98,371		$98,371

Current Loss 1/01 – 12/31/2010				$(2,762,967)	$(2,762,967)
Balances, December 31, 2010	21,982,616	$21,983	$22,544,644	$(24,217,474)	$(1,650,847)

See accompanying summary of accounting policies and notes to financial statements.

ENERTECK CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010 and 2009

	2010	2009
Net (loss)	$(2,762,967)	$(2,053,796)
Adjustments to reconcile net loss to cash used in
operating activities:
Depreciation and Amortization	$643,856	$623,263
Common stock and options issued for services	0	362,171
Gain/Loss on sale of asset	0	(2,310)
Loss on impairment of intellectual property	867,986	0
Changes in operating assets and liabilities:
Accounts receivable	$44,194	$(211,463)
Inventory	(66,412)	(7,362)
Prepaid expenses	8,560	(8,545)
Accounts payable	36,352	76,574
Accrued Interest payable	48,713	(4,595)
Accrued Liabilities	563,448	246,250
NET CASH USED IN OPERATING ACTIVITIES	$(616,270)	$(979,813)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of assets	$0	$7,100
Capital Expenditures	(833)	(10,999)
Employee advances	500	(400)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$(333)	$(4,299)

CASH FLOWS FROM FINANCING ACTIVITIES
Exercise of warrants	$0	$0
Proceeds from sale of common stock	0	1,150,000
Related party note payable and advances	1,188,000	280,000
Repayments of note payable	(500,000)	(500,000)
CASH PROVIDED BY FINANCING ACTIVITIES	$688,000	$930,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	71,397	(54,111)
Cash and cash equivalents, beginning of year	52,129	106,240
Cash and cash equivalents, end of year	$123,526	$52,129
Cash paid for:
Income tax	$0	$0
Interest	$26,916	$43,611
Non-cash investing and financing activities:

See accompanying summary of accounting policies and notes to financial statements.

ENERTECK CORPORATION and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ENERTECK CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Presentation

EnerTeck Corporation, formerly Gold Bond Resources, Inc. was incorporated under the laws of the State of Washington on July 30, 1935. On January 9, 2003, the Company acquired EnerTeck Chemical Corp. ("EnerTeck Sub") as its wholly owned operating subsidiary. As a result of the acquisition, the Company is now acting as a holding company, with EnerTeck Sub as its only operating business. Subsequent to this transaction, on November 24, 2003, the Company changed its domicile from the State of Washington to the State of Delaware, changed its name from Gold Bond Resources, Inc. to EnerTeck Corporation.

EnerTeck Sub, the Company's wholly owned operating subsidiary is a Houston-based corporation. It was incorporated in the State of Texas on November 29, 2000 and was formed for the purpose of commercializing a diesel fuel specific combustion catalyst known as EnerBurn (TM), as well as other combustion enhancement and emission reduction technologies for diesel fuel. EnerTeck's primary product is EnerBurn, and is registered for highway use in all USA diesel applications. The products are used primarily in on-road vehicles, locomotives and diesel marine engines throughout the United States and select foreign markets.

Principles of Consolidation

The consolidated financial statements include the accounts of EnerTeck Corporation and its wholly-owned subsidiary, EnerTeck Chemical Corp.  All significant inter-company accounts and transactions are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three (3) months or less to be cash and cash equivalents.

Inventory

Inventory consists of market ready EnerBurn plus raw materials required to manufacture the products. Inventory is valued at the lower of cost or market using the average cost method. Included in inventory are three large Hammonds EnerBurn doser systems amounting to $57,000 which were projected to be transferred to marine customers during 2010, but in 2011 were traded for injection units which are more universally adaptable to other customers and $38,000 for the prototype for a new piece of marine engine emissions reduction equipment, which will be tested and marketed starting in 2011. Also included in inventory is a Pex unit amounting to $39,000 Finished product amounted to approximately $10,500 and $27,000 at December 31, 2010 and 2009, respectively:  the remaining inventory being comprised of raw materials.

Accounts Receivable

Accounts receivable represent uncollateralized obligations due from customers of the Company and are recorded at net realizable value.  This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and charged to the provision for doubtful accounts.  The Company calculates this allowance based on historical write-offs, level of past due accounts and relationships with and economic status of the customers. There was no allowance for doubtful accounts considered necessary at December 31, 2010 and 2009, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided for on the straight-line or accelerated method over the estimated useful lives of the assets.  The average lives range from five (5) to ten (10) years.  Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred.  Betterments or renewals are capitalized when incurred.

Intangible Assets

The Company follows the provisions of FASB ASC 350, Goodwill and Other Intangible Assets.  FASB ASC 350 addresses financial accounting and reporting for acquired goodwill and other intangible assets.  Specifically, FASB ASC 350 addresses how intangible assets that are acquired should be accounted for in financial statements upon their acquisition, as well as how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The statement requires the Company to evaluate its intellectual property each reporting period to determine whether events and circumstances continue to support an indefinite life.  In addition, the Company tests its intellectual property for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired.  The statement requires intangible assets with finite lives to be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable and that a loss shall be recognized if the carrying amount of an intangible exceeds its fair value.

Intellectual property and other intangibles are recorded at cost.  Prior to 2009, the Company determined that its intellectual property had an indefinite life because it believed there was no legal, regulatory, contractual, competitive, economic or other factor to limit its useful life, and therefore would not be amortized.  For other intangibles, amortization would be computed on the straight-line method over the identifiable lives of the assets.  Management made the decision during 2009 to change the characterization of its intellectual property to a finite-lived asset and to amortize the remaining balance of its intangible asset~~s~~ to the nominal value of $150,000 by the end of 2012, due to its determination that this now represents the scheduled end of its exclusive registration during that year.

As a result of a review by management of its intangible asset and policies related thereto as of December 31, 2010, it was determined that a further impairment  was required to be recorded.  This impairment serves to reduce its intellectual property to an amount which management believes represents its fair value.  This value would be considered a level 3 measurement under FASB ASC 820, Fair Value Measurements and Disclosures, since it is based on significant unobservable inputs.  The Company will re-assess the value of this asset in future periods and make adjustments as considered necessary, rather than record additional amortization.

Revenue Recognition

The Company follows the provisions of FASB ASC 605, Revenue Recognition, and recognizes revenues when evidence of a completed transaction and customer acceptance exists, and when title passes, if applicable.

Revenues from sales of product and equipment are recognized at the point when a customer order has been shipped and invoiced.

Income Taxes

EnerTeck will compute income taxes using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on evidence from prior years, may not be realized over the next calendar year or for some years thereafter.

The current and deferred tax provisions in the financial statements include consideration of uncertain tax positions in accordance with FASB ASC 740, Income Taxes.  Management believes there are no significant uncertain tax positions, so no adjustments have been reported from adoption of FASB ASC 740.  The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions.  The Company is no longer subject to income tax examinations by the Internal Revenue Service for years prior to 2007.  For state tax jurisdictions, the Company is no longer subject to income tax examinations for years prior to 2006.

Income (Loss) Per Common Share

The basic net income (loss) per common share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net income (loss) per common share is computed by dividing the net income (loss) applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For 2010 and 2009, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Management Estimates and Assumptions

The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The Company’s financial instruments recorded on the balance sheet include cash and cash equivalents, accounts receivable, accounts payable and note payable.  The carrying amounts approximate fair value because of the short-term nature of these items.

Stock Options and Warrants

Effective January 1, 2006, EnerTeck began recording compensation expense associated with stock options and other forms of equity compensation in accordance with FASB ASC 718, Stock Compensation

Recently Issued Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.”  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation. ASU 2009-15 became effective on January 1, 2010 and did not have an  impact on the Company’s consolidated financial statements.

In December 2009, the FASB issued ASU 2009-16, "Accounting for Transfers of Financial Assets."  This ASU amends prior accounting guidance to enhance reporting about transfers of financial assets, including securitizations, and where companies have continuing exposure to the risks related to transferred financial assets. The new guidance eliminates the concept of a “qualifying special-purpose entity” and changes the requirements for derecognizing financial assets. The new authoritative accounting guidance also requires additional disclosures about all continuing involvements with transferred financial assets including information about gains and losses resulting from transfers during the period. ASU 2009-16 became effective on January 1, 2010 and did not have an impact on the Company’s consolidated financial statements.

In December 2009, the FASB issued ASU No. 2009-17, “ Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.”  This ASU amends prior guidance to change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. ASU 2009-17 requires additional disclosures about the reporting entity’s involvement with variable-interest entities and any significant changes in risk exposure due to that involvement as well as its effect on the entity’s financial statements. ASU 2009-17 became effective on January 1, 2010 and did not have an impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures About Fair Value Measurements.”  This ASU requires expanded disclosures related to fair value measurements including (i) the amounts of significant transfers of assets or liabilities between Levels 1 and 2 of the fair value hierarchy and the reasons for the transfers, (ii) the reasons for transfers of assets or liabilities in or out of Level 3 of the fair value hierarchy, with significant transfers disclosed separately, (iii) the policy for determining when transfers between levels of the fair value hierarchy are recognized and (iv) for recurring fair value measurements of assets and liabilities in Level 3 of the fair value hierarchy, a gross presentation of information about purchases, sales, issuances and settlements. ASU 2010-06 further clarifies that (i) fair value measurement disclosures should be provided for each class of assets and liabilities (rather than major category), which would generally be a subset of assets or liabilities within a line item in the statement of financial position and (ii) companies should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for each class of assets and liabilities included in Levels 2 and 3 of the fair value hierarchy.  ASU 2010-06 became effective on January 1, 2010 with the exception of the requirement to provide Level 3 activity of purchases, sales, issuances and settlements on a gross basis, which will become effective on January 1, 2011. Early adoption is permitted. The adoption of ASU 2010-06 as of January 1, 2010 did not have an impact on the Company’s consolidated financial statements. The adoption of the portion of ASU 2010-06 that becomes effective on January 1, 2011 is not expected to have an impact on the Company’s consolidated financial statements.

In April 2010, the FASB issued ASU 2010-17, "Revenue Recognition - Milestone Method" (Topic 605).  This ASU codifies the consensus reached in EITF Issue No. 08-9, “Milestone Method of Revenue Recognition.” The amendments to the Codification provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and non-substantive milestones, and each milestone should be evaluated individually to determine if it is substantive.

ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply 2010-17 retrospectively from the beginning of the year of adoption. Vendors may also elect to adopt the amendments in this ASU retrospectively for all prior periods. The Company does not expect the provisions of ASU 2010-17 to have an effect on its consolidated financial statements.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies.”  The Company does not expect the provisions of ASU 2010-21 to have an effect on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

At December 31, 2010 and 2009 property and equipment consisted of the following:

	Useful	2010	2009
	Lives	Amount	Amount

Furniture and fixtures	5-7	$59,227	$58,394
Equipment	5-7	352,235	352,235

		$411,462	410,629
Less: accumulated depreciation		321,748	280,264

		$89,714	$130,365

NOTE 3 - INTELLECTUAL PROPERTY

In July 2006, EnerTeck acquired the EnerBurn technology.  The purchase price for the EnerBurn technology is as follows: (i) $1.0 million cash paid on July 13, 2006, and (ii) a promissory note for $2.0 million. In May of 2007, we made the initial payment of $500,000 plus interest against the loan.   Prior to 2009 EnerTeck had determined that the life of the intellectual property was indefinite; therefore, the asset was not amortized.  The Company tested its intangible assets for impairment as of December 31, 2008.  As a result of an independent examination based on sales for the year ended December 31, 2008, the Company determined that an impairment of the asset in the amount of $825,000 was required to be recorded.

Management made the decision during 2009 to change the characterization of its intellectual property to a finite-lived asset and to amortize the remaining balance of its intangible asset~~s~~ to the nominal value of $150,000 by the end of 2012, due to its determination that this now represents the scheduled end of its exclusive registration during that period.  As a result, amortization expense of approximately $579,000 and $579,000 was recorded for the years ended December 31, 2010 and 2009 respectively.

Management made the decision effective December 31, 2010 to record an additional impairment of the asset in the amount of $868,000 as a result of the  Company’s inability to generate sufficient sales to support its previously recorded amount.  This impairment adjustment results in a value of $150,000 being place on the Company's intellectual property, which management believes is adquately supported by existing levels of sales and market data.

NOTE 4 - INCOME TAXES

EnerTeck has incurred net losses since the merger with Gold Bond and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative operating loss carry-forward is approximately $16,485,000 at December 31, 2010, and will expire beginning in 2025.

Deferred income taxes consist of the following at December 31, 2010 and 2009:

	2010	2009

Assets:
Net operating loss carryforwards	$5,770,000	$4,313,000
Inventory cost differences	41,000	41,000
Deferred compensation costs	0	64,000
Valuation allowance	(5,798,500)	(4,381,000)

	$12,500	$37,000

Liabilities:
Amortization differences	$0	$(10,000)
Depreciation differences	(12,500)	(27,000)

	$(12,500)	$(37,000)

The change in the valuation allowance for the years ended December 31, 2010 and 2009, was $1,417,500 and $620,000, respectively.

NOTE 5 - STOCKHOLDERS' EQUITY

During the second quarter of 2009, the Company issued 1,600,000 shares of its common stock at $0.50 per share to five investors for total gross proceeds of $800,000 in a private placement offering to accredited investors only.   During the third quarter of 2009, the Company issued an additional 700,000 shares of our common stock to three other investors in this offering for additional proceeds of $350,000 which had been advanced towards this offering during the second quarter of 2009.   An additional $30,000 has been advanced towards this offering from another investor during the second quarter of 2009.  These securities were sold directly by the Company, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In May 2009, the Company issued 250,000 shares of common stock at $0.90 per share to Wakabayashi Fund, LLC (Wakabayashi) for a total of $225,000, which was reported as professional fees during 2009.  Wakabayashi provided consulting services to be rendered pursuant to a consulting agreement entered into in May 2009 between the Company and Wakabayashi.

NOTE 6 - STOCK WARRANTS AND OPTIONS

Stock Warrants

In October, 2007, 510,000 warrants were granted to Mr. Thomas Donino of BATL Bioenergy LLC and his designee pursuant to the terms of an agreement made as part of the BATL stock purchase in December, 2005. These warrants have an exercise price of $2.00 per share and expire in five years from their issue date.  These warrants were valued using the Black-Scholes Model and the fair value of $374,667 was charged to operating expense during 2007.

During the second quarter of 2008, a total of 526,334 warrants were exercised by warrant holders prior to their expiration date.    During the third and fourth quarters of 2008, 1,900,316 warrants reached their expiration date and were not extended.  As part of a private placement during the same period an additional 400,047.5 five year warrants with a strike price of $1.20 per share and an expiration date of September 30, 2013 were issued.   As these warrants were issued as part of a purchase, no additional expense was charged for this transaction during 2009.

There were no warrants granted or exercised for the years ending December 31, 2010 and 2009.  A total of 1,600,000 and 370,000 warrants expired for the years ending December 31, 2010 and 2009 respectively.

Warrants outstanding and exercisable as of December 31, 2010:

		Weighted	Exercisable
	Number of	Average	Number of
Exercise Price	Warrants	Remaining Life	Warrant
$1.20	400,047.5	2.8	400,047.5
$2.00	540,000	1.6	540,000
	940,047.5		940,047.5

Stock Options

In September 2003, shareholders of the Company approved an employee stock option plan (the “2003 Option Plan”) authorizing the issuance of options to purchase up to 1,000,000 shares of common stock. The 2003 Option Plan is intended to give the Company greater ability to attract, retain, and motivate officers, key employees, directors and consultants; and is intended to provide the Company with the ability to provide incentives more directly linked to the success of the Company’s business and increases in shareholder value.  As of December 31, 2007, no options had been issued under the 2003 Option Plan.  On January 15, 2008, options to acquire 64,200 shares were issued under the 2003 Option Plan to five employees which options are immediately exercisable.  These options have an exercise price of $0.80 per share and expire in five years from their issue date.  These options were valued using the Black-Scholes Model and the fair value of $47,000 was charged to operating expense during the first quarter of 2008.

Pursuant to the employment agreement entered into with Gary B. Aman during the first quarter of 2009, the Company granted Mr. Aman an option to purchase 200,000 shares of Common Stock of the Company at an exercise price of $1.00 per share which became 100% vested on January 1, 2010 and shall expire March 27, 2014. These options were valued using the Black-Scholes Model and the fair value of $101,875 was charged to operating expense during 2009.

During the third quarter of 2009, options to acquire 64,200 shares were issued under our 2003 Option Plan to five employees which options are immediately exercisable.  These options have an exercise price of $0.55 per share and expire in five years from their issue date.  These options were valued using the Black-Scholes Model and the fair value of $35,295 was charged to operating expense during the third quarter of 2009.

There were no options granted in 2010.

The fair value of options at the date of grant was estimated using the following weighted average assumptions for fiscal year 2009:

	2010	2009

Expected dividend yield	N/A	0
Expected term	N/A	5 yrs
Expected volatility	N/A	295-313%
Risk-free interest rate	N/A	5%

The expected term of the options represents the estimated period of time until exercise and is based on the Company’s historical experience of similar option grants, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. For fiscal 2009, expected stock price volatility is based on the historical volatility of our stock. The risk-free interest rate is based on the U.S. Treasury bill rate in effect at the time of grant with an equivalent expected term or life. The Company has not paid dividends in the past and does not currently plan to pay any dividends in the future.

Information regarding activity for stock options under our plan is as follows:

	2010		2009
		Weighted		Weighted
		average		average
	Number of	exercise	Number of	exercise
	shares	price	shares	price

Outstanding at beginning of year	328,400	$.87	64,200	$.80
Options granted	0	0	264,200	.89
Options exercised	0	0	0	0
Options forfeited/expired	0	0	0	0

Outstanding at end of year	328,400	$.87	328,400	$.87

Options exercisable at end of year	328,400	178,400
Weighted-average fair value of
options granted during the year	$.0	$.52
Nonvested options at end of year	0	150,000
Weighted-average remaining
contractual term – all options	3.1 yrs	4.0 yrs
Weighted-average remaining
contractual term – vested options	3 yrs	4.1 yrs
Fair value of options vested
during the year	$0	$60,764
Aggregate intrinsic value	$0	$0

NOTE 7 - NOTE PAYABLE

The Company had a note payable in connection with its acquisition of intellectual property.  The note required four annual payments of $500,000 plus interest at 4% compounded on a monthly basis, starting July 2007.  The note is secured by the intellectual property. A payment of $500,000 plus related interest was made in July, 2008, 2009 and 2010, leaving a zero remaining balance at December 31, 2010.

NOTE 8 – RELATED PARTY NOTES AND ADVANCES

On July 7, 2009, the Company entered into a $100,000 unsecured promissory note with an officer, due on demand.  Interest is payable at 12% per annum.  Also, on December 11, 2009, the Company entered into a $50,000 note with a shareholder/director. Interest is 5% per annum.  The principal balance of the note is due on the earlier of December 11, 2012, or upon completion by the Company of equity financing in excess of $1.0 million in gross proceeds.  Interest on the loan is payable on the maturity date at the rate of 5% per annum.

On June 1, 2010, the Company entered into a $50,000 convertible promissory note with a shareholder/director which shall be due and payable on June 1, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.  The assignment of the conversion feature of the note resulted in a loan discount being recorded. The discount amount of $36,207 is being amortized over the original thirty-six month term of the debt as additional interest expense. Amortization for this loan was $7,000 for the year ending December 31, 2010.

On June 1, 2010, the Company entered into $300,000 of convertible promissory notes with a shareholder/director which shall be due and payable on June 1, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

On June 20, 2010, the Company entered into a $200,000 convertible promissory note with a shareholder/director which shall be due and payable on June 20, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

On July 20, 2010, the Company entered into $300,000 of convertible promissory notes with a shareholder/director which shall be due and payable on July 20, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

On December 10, 2010, the Company entered into $150,000 of convertible promissory notes with shareholder/directors which shall be due and payable on December 10, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

During 2009 and 2010 such shareholder/director advanced the Company $100,000 and $50,000 respectively.  Such advances are due on demand and bears interest at 5% per annum.

NOTE 9 –  CONVERTIBLE NOTES PAYABLE

On February 10, 2010, the Company entered into a $50,000 convertible promissory note with Wayside Ventures, LLC due on October 10, 2010.  Interest is payable at 8% per annum.  At anytime Wayside Ventures, LLC shall have the right to convert any unpaid portion of the note into shares of common stock prior to the maturity date.  During the second quarter of 2010, Wayside Ventures, LLC converted the note into 344,828 shares of common stock.

On June 7, 2010, the Company entered into a $55,000 convertible promissory note with Asher Enterprises, Inc. due on December 8, 2011.  Interest is payable at 8% per annum.  At any time during the period beginning 120 days following the date of the promissory note until maturity, Asher Enterprises, Inc. shall have the right to convert any unpaid portion of the note into shares of common stock.  The assignment of the conversion feature of the note resulted in a loan discount being recorded. The discount amount of $35,164 is being amortized over the original eighteen month term of the debt as additional interest expense. Amortization was $13,675 for the year ended December 31, 2010.  In the first quarter of 2011 Asher Enterprises converted the entire principal and accrued interest due on such note into 215,235 shares of common stock.

On December 3, 2010, the Company entered into a $33,000 convertible promissory note with Asher Enterprises, Inc. due on September 3, 2011.  Interest is payable at 8% per annum.  At any time during the period beginning 120 days following the date of the promissory note until maturity, Asher Enterprises, Inc. shall have the right to convert any unpaid portion of the note into shares of common stock.  The assignment of the conversion feature of the note resulted in a loan discount being recorded. The discount amount of $27,000 is being amortized over the original nine month term of the debt as additional interest expense. Amortization was $3,000 for the year ended December 31, 2010.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

RubyCat Technology Agreement and Note Payable-

Effective September 7, 2001, EnerTeck entered into an Exclusive Market Segment Development Agreement with RubyCat Technology, Inc. (“RubyCat”). The agreement provided EnerTeck exclusive rights to market RubyCat products, which includes EnerBurn, to on-highway diesel large fleet truck market, small engine marine (<7,000 horsepower) market, railroad diesel and the international diesel fuel market. In addition, EnerTeck was able to obtain approval from the Environmental Protection Agency to sell the product through its agreement with RubyCat.

In October 2005, we entered into a letter of intent to acquire Ruby Cat, the formulator of our products (the “Ruby Cat LOI”).   Despite the Ruby Cat LOI to acquire Ruby Cat, we subsequently changed negotiations to simply acquire the EnerBurn technology and associated assets.  These negotiations were successfully completed during the third quarter of 2006, with the completion of the acquisition of the EnerBurn technology and associated assets on July 13, 2006 for a total purchase price of $3,000,000.  This acquisition allows us to manufacture our own on and off road versions of the EnerBurn product line and has allowed for significant savings in the cost requirements of product sales from manufacturing.

As a result of the acquisition, we were required to make an immediate payment of $1,000,000 at closing and we were to make additional annual payments of $500,000 per year, plus interest at a rate of 4% for four years, all of which will draw significantly on future cash reserves. The first payment of $500,000 was made in July 2007.  An additional $500,000 due July 13, 2008 was also made in advance of the due date, on July 13, 2008. Based on information which had come to management’s attention that certain confidential and proprietary information had been disclosed to third parties in violation of the EnerBurn Acquisition Agreement, the Company filed a petition in April 2009 in Harris County, Texas, requesting that the court order Econalytic Systems, Inc. (“Econalytic”) and others to appear for pre-suit depositions.  Although such petition was opposed by Econalytic and others, the court granted the Company the right to conduct three depositions which have now been taken.

Econalytic filed suit in late April 2009 against the Company in the District Court, Boulder County, Colorado in which Econalytic is seeking a declaratory judgment which would permit it to sell certain technology which Econalytic claims it retained and is permitted to sell under the EnerBurn Acquisition Agreement. In July 2009, the Company filed an answer and counterclaims against Econalytic in such action claiming breach of contract and misappropriation of trade secrets and seeking a declaratory judgment specifically interpreting and clarifying the Company’s rights under the EnerBurn Acquisition Agreement. On August 14, 2009, the Company removed the state court lawsuit pending in District Court in Boulder, Colorado to the United States District Court in Denver, Colorado. In addition, the Company filed a motion requesting the court grant the Company leave to pay the remaining installments under the EnerBurn Acquisition Agreement into the registry of the court pending adjudication of such matter.

The court granted the request and the Company paid $500,000 plus accrued interest into the registry of the court on July 13, 2009.  On March 31, 2010, the parties to the lawsuit entered into a settlement agreement pursuant to which, among other things, the remaining installments due under the EnerBurn Acquisition Agreement were paid by the Company on July 22, 2010, along with an additional sum of $75,000.  Such amounts were fully paid as of December 31, 2010.

Office Lease -

EnerTeck leases office space under a non-cancelable operating lease. Future minimum rentals due under non-cancelable operating leases with an original maturity of at least one-year are approximately as follow:

December 31,	Amount

2011	37,768
2012	50,357
2013	50,811
2014	34,478
Total	$174,414

Rent expense for the years ended December 31, 2010 and December 31, 2009 totaled $46,815 and $50,398, respectively.   The current lease was recently negotiated for a renewal for an additional three years and expires August 31, 2014.  The company has an option to renew for an additional two years at that time.

Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  During the years ended December 31, 2010 and 2009, the Company incurred recurring net losses of $2,763,000 and $2,054,000, respectively.  In addition, at December 31, 2010, the Company has an accumulated deficit of $24,214,474.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.   The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenues and cash flow to meet its obligations on a timely basis.  Management believes that sales revenues for 2010 and 2009 were considerably less than earlier anticipated primarily due to circumstances which have been corrected or are in the process of being corrected.   Management expects that marine, railroad and trucking sales should show significant increases in 2011 over what has been generated in the past, as a result of the expected outcome of long term client demonstrations from several extremely large new clients will take place during 2011 and 2012.

The Company has been able to generate working capital in the past through private placements and issuing promissory notes and believes that these avenues will remain available to the Company if additional financing is necessary.   No assurance can be made that any of these efforts will be successful.

NOTE 11 - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject EnerTeck to concentration of credit risk are accounts receivable. Currently all Accounts Receivable are considered collectible.  EnerTeck performs ongoing credit evaluations as to the financial condition of its customers.  Generally, no collateral is required.

EnerTeck at times has cash in bank in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits.  At December 31, 2010, EnerTeck had $124,000 in cash which is within FDIC insurance limits.

NOTE 12 – SUBSEQUENT EVENTS

See Note 9 for information on the $55,000 convertible promissory note issued to Asher Enterprises, Inc. on June 7, 2010.  During the first quarter of 2011, Asher Enterprises, Inc. converted the entire principal plus accrued interest due on such note into a total of 215,235 shares of common stock.

See Note 5 for information on the $30,000 advance for a private stock offering during the second quarter of 2009.  On March 18, 2010 the investor signed the subscription agreement and received 60,000 shares of common stock.

ENERTECK CORPORATION and SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Unaudited	Audited
	June 30, 2011	Dec. 31, 2010
ASSETS

Current assets
Cash	$65,997	$123,526
Inventory	208,547	234,793
Receivables – Trade	206,761	199,660
Prepaid Expenses	33,750	11,570
Total current assets	$515,055	$569,549

Intellectual Property	$150,000	150,000

Property and equipment, net of accumulated depreciation of $338,250 and $321,748, respectively	73,212	89,714
Total assets	$738,267	$809,263

LIAB. AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$223,947	$191,800
Shareholder loans and advances	489,726	322,510
Accrued Interest	120,685	67,900
Other Accrued liabilities	1,122,720	857,067
Total current liabilities	$1,957,078	$1,439,277

Long Term Liabilities
Notes Payable	$665,140	$1,020,833
Total Long Term Liabilities	$665,140	$1,020,833

Stockholders’ Equity (Deficit)
Preferred stock, $.001 par value, 10,000,000 shares authorized, none issued
Common stock, $.001 par value, 100,000,000 shares authorized, 22,326,033 and 21,982,616 shares issued and outstanding, respectively	22,326	21,983
Additional paid-in capital	23,443,522	22,544,644
Accumulated deficit	(25,349,799)	(24,217,474)
Total stockholders’ equity	(1,883,951)	(1,650,847)

Total liabilities and stockholders’ equity (deficit)	$738,267	$809,263

ENERTECK CORPORATION and SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months and Six Ended June 30, 2011 and 2010
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues	$22,544	$92,582	$46,779	$192,108
Cost of goods sold	2,703	9,333	7,768	29,392
Gross profit	$19,842	$83,249	$39,011	$162,716

General and Administrative Expenses:
Wages	$181,691	$197,635	$365,022	$408,874
Non-cash compensation	439,804	0	439,804	0
Depreciation	8,251	10,371	16,502	20,742
Amortization	0	144,664	0	289,327
Other Selling, Gen. & Admin. Exp.	89,377	223,273	251,298	361,179
Total Expenses	$719,123	$575,943	$1,072,626	$1,080,122

Operating loss	$(699,281)	$(492,694)	$(1,033,615)	$(917,406)

Interest Income	4	4	14	10
Interest expense	(58,086)	(18,829)	(98,725)	(27,661)
Net Income (loss)	$(757,363)	$(511,519)	$(1,132,326)	$(945,057

Weighted average shares outstanding:	$(0.03)	$(0.02)	$(0.05)	$(0.05)
Basic and diluted	22,259,020	21,903,040	22,174,205	21,771,147

ENERTECK CORPORATION and SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended June 30, 2011 (Unaudited)

	June 30,	June 30,
	2011	2010
Net (loss)	$(1,132,326)	$(945,058)
Adjustments to reconcile net loss to cash used in
operating activities:
Depreciation and amortization	$42,717	$313,028
Common Stock, Warrants and Options for Services	439,804	0
Other Non CashTransactions	(43,108)	0
Changes in operating assets and liabilities:
Accounts receivable	(7,101)	27,879
Inventory	26,246	20,778
Prepaid expenses and other	(22,180)	66,100
Accounts payable	32,147	35.662
Accrued interest payable	98,725	20,920
Accrued Liabilities	282,365	291,127
NET CASH USED IN OPERATING ACTIVITIES	$(282,528)	$(169,564)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	$0	$(832)

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$0	$(832)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of Note Payable for Intellectual Property	$0	$(300,000)
Proceeds of Stockholder Notes Payable and Advances	225,000	$505,000
CASH PROVIDED BY FINANCING ACTIVITIES	$225,000	$205,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(57,528)	$34,604
Cash and cash equivalents, beginning of Quarter	123,526	52,129
Cash and cash equivalents, end of Quarter	$65,997	$86,733
Cash paid for:
Income tax	$0	$0
Interest	$0	$6,741

ENERTECK CORPORATION and SUBSIDIARY,
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The accompanying Unaudited interim consolidated financial statements of EnerTeck Corporation have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited consolidated financial statements and notes thereto contained in EnerTeck’s Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited consolidated financial statements for fiscal 2010 as reported in the Form 10-K have been omitted.

NOTE 2 - INCOME (LOSS) PER COMMON SHARE

The basic net income (loss) per common share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net income (loss) per common share is computed by dividing the net income applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For 2011 and 2010, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

NOTE 3 – INTELLECTUAL PROPERTY

In July 2006, EnerTeck acquired the EnerBurn technology. The purchase price for the EnerBurn technology is as follows: (i) $1.0 million cash paid on July 13, 2006, and (ii) a promissory note for $2.0 million. In May of 2007, we made the initial payment of $500,000 plus interest against the loan. Prior to 2009 EnerTeck had determined that the life of the intellectual property was indefinite; therefore, the asset was not amortized. The Company tested its intangible assets for impairment as of December 31, 2008. As a result of an independent examination based on sales for the year ended December 31, 2008, the Company determined that an impairment of the asset in the amount of $825,000 was required to be recorded.

Management made the decision during 2009 to change the characterization of its intellectual property to a finite-lived asset and to amortize the remaining balance of its intangible asset~~s~~ to the nominal value of $150,000 by the end of 2012, due to its determination that this now represents the scheduled end of its exclusive registration during that period. As a result, amortization expense of approximately $579,000 and $579,000 was recorded for the years ended December 31, 2010 and 2009 respectively.

Management made the decision effective December 31, 2010 to record an additional impairment of the asset in the amount of $868,000 as a result of the Company’s inability to generate sufficient sales to support its previously recorded amount. This impairment adjustment results in a value of $150,000 being place on the Company's intellectual property, which management believes is adequately supported by existing levels of sales and market data. Management has further determined that no additional amortization will be taken from the remaining value of the intellectual property.

NOTE 4 - STOCK-BASED COMPENSATION

EnerTeck follows the provisions of FASB Accounting Standards Codification (“FASB ASC”), FASB ASC 718, Compensation – Stock Compensation, to account for expense associated with stock options and other forms of equity compensation.

Pursuant to the employment agreement entered into with Gary B. Aman during the first quarter of 2009, the Company granted Mr. Aman an option to purchase 200,000 shares of Common Stock of the Company at an exercise price of $1.00 per share, all of which became 100% vested on January 1, 2010 and shall expire March 27, 2014.

In May 2009, the Company issued 250,000 shares of common stock to Wakabayashi Fund, LLC (“Wakabayashi”) for consulting services to be rendered pursuant to a consulting agreement entered into in May 2009 between the Company and Wakabayashi. Such shares were valued at the closing price of Company stock at the date of issuance and an expense of $225,000 was recorded.

During the third quarter of 2009, options to acquire 64,200 shares were issued under our 2003 Stock Option Plan to five employees which options are immediately exercisable. These options have an exercise price of $0.55 per share and expire in five years from their issue date. These options were valued using the Black-Scholes Model and the fair value of $35,295 was charged to operations in the third quarter of 2009.

During the second quarter of 2011, the Board of Directors granted 1,000,000 and 100,000 warrants respectfully as future compensation for Mr. Thomas Donino and to Mr. Richard Dicks. These warrants were issued to replace the same number of warrants which expired in the fourth quarter of 2010. These warrants have an exercise price of $0.60 per share and will expire in May 2016. Using the Black-Scholes option pricing model, a valuation of these warrants was determined and compensation costs of $439,804 were recognized in the second quarter of 2011. An additional 950,000 warrants with the same exercise price were also issued in the second quarter of 2011 to certain lenders as and for additional consideration for their loans to the Company which were made in 2010. Similar to the above, the valuation of these warrants resulted in deferred interest costs of $419,812 being recognized during the second quarter of 2011. Such deferred costs have been recorded as an offset to the respective notes payable and are being amortized as interest expense over the terms of the notes, through December 2013. Amortization expense was approximately $18,100 for the second quarter of 2011, and will be approximately $37,500 per quarter thereafter.

NOTE 5 - EXERCISE OF WARRANTS

No warrants have been exercised during 2011 or 2010.

NOTE 6 – PRIVATE OFFERING

During the second quarter of 2009, we issued 1,600,000 shares of our common stock at $0.50 per share to five investors for total gross proceeds of $800,000 in a private placement offering to accredited investors only. An additional 700,000 shares, at $0.50 per share, were issued in the third quarter of 2009 to three other investors in connection with additional proceeds of $350,000 which had been advanced by such investors during the second quarter of 2009. An additional 60,000 shares, at $.50 per share, were issued in the second quarter of 2011 to one investor in connection with proceeds of $30,000 which had been advanced by such investor during the second quarter of 2009. On March 18, 2010 such investor signed the subscription agreement and was issued 60,000 shares of common stock in April 2011.

During the first quarter of 2011, we received an advance of $125,000 in gross proceeds for 250,000 shares of our common stock at $0.50 per share to three investors in a private placement offering to accredited investors only. Such shares have not been issued to date but will be issued in 2011. This amount has been reported in the shareholder loans and advances in the accompanying balance sheet.

NOTE 7 – RELATED PARTY NOTES AND ADVANCES

On July 7, 2009, the Company entered into a $100,000 unsecured promissory note with an officer, due on demand. Interest is payable at 12% per annum. Also, on December 11, 2009, the Company entered into a $50,000 note with a shareholder/director. Interest is 5% per annum. The principal balance of the note is due on the earlier of December 11, 2012, or upon completion by the Company of equity financing in excess of $1.0 million in gross proceeds. Interest on the loan is payable on the maturity date at the rate of 5% per annum.

On June 1, 2010, the Company entered into a $50,000 convertible promissory note with a shareholder/director which shall be due and payable on June 1, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock. The assignment of the conversion feature of the note resulted in a loan discount being recorded. The discount amount of $36,207 is being amortized over the original thirty-six month term of the debt as additional interest expense. Amortization for this loan was $3,017 and $0 for the first quarter of 2011 and 2010.

On June 1, 2010, the Company entered into $300,000 of convertible promissory notes with a shareholder/director which shall be due and payable on June 1, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

On July 20, 2010, the Company entered into a $200,000 convertible promissory note with a shareholder/director which shall be due and payable on July 20, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

On July 20, 2010, the Company entered into $300,000 of convertible promissory notes with a shareholder/director which shall be due and payable on July 20, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

On December 10, 2010, the Company entered into $150,000 of convertible promissory notes with shareholder/directors which shall be due and payable on December 10, 2013 and accrue interest at 8.0% per annum payable at maturity and which may be converted at any time into shares of common stock.

During 2010 and 2011 such shareholder/director advanced the Company $50,000 and $100,000 respectively. Such advances are due on demand and bear interest at 5% and 8% per annum respectively

NOTE 8 – CONVERTIBLE NOTE PAYABLE

On February 10, 2010, the Company entered into a $50,000 convertible promissory note with Wayside Ventures, LLC due on October 10, 2010. Interest is payable at 8% per annum. At anytime Wayside Ventures, LLC shall have the right to convert any unpaid portion of the note into shares of common stock prior to the maturity date. During the second quarter of 2010, Wayside Ventures, LLC converted the note into 344,828 shares of common stock.

On June 7, 2010, the Company entered into a $55,000 convertible promissory note with Asher Enterprises, Inc. due on December 8, 2011. Interest is payable at 8% per annum. At any time during the period beginning 120 days following the date of the promissory note until maturity, Asher Enterprises, Inc. shall have the right to convert any unpaid portion of the note into shares of common stock. The assignment of the conversion feature of the note resulted in a loan discount being recorded. The discount amount of $35,164 is being amortized over the original eighteen month term of the debt as additional interest expense. In the first quarter of 2011 Asher Enterprises converted the entire principal and accrued interest due on such note into 215,235 shares of common stock. Amortization expense of $1,439 was recorded for the first quarter of 2011 prior to conversion.

On December 3, 2010, the Company entered into a $33,000 convertible promissory note with Asher Enterprises, Inc. due on September 3, 2011. Interest is payable at 8% per annum. At any time during the period beginning 120 days following the date of the promissory note until maturity, Asher Enterprises, Inc. shall have the right to convert any unpaid portion of the note into shares of common stock. The assignment of the conversion feature of the note resulted in a loan discount being recorded. The discount amount of $27,000 is being amortized over the original nine month term of the debt as additional interest expense. In the second quarter of 2011 Asher Enterprises converted $15,000 of the principal due on such note into 68,182 shares of common stock. Amortization was $18,000 and $0 for the first two quarters of 2011 and 2010. See Note 11 for information on the additional conversion made by Asher Enterprises subsequent to the fiscal quarter ended June 30, 2011.

NOTE 9 – ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the quarter ending June 30, 2011 and the year ended December 31, 2010, the Company incurred net losses of $1,132,326 and $2,763,000, respectively . In addition, at the quarter ending June 30, 2011 and year ending December 31, 2010, the Company has an accumulated deficit of $25,350,000 and $24,217,000 respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenues and cash flow to meet its obligations on a timely basis. Management believes that sales revenues for the first six months of 2011 and 2010 were considerably less than earlier anticipated. As testing is either underway or completed with several potential new customers and in new areas with existing customers, management expects that sales should show significant increases in the latter part of 2011 and into 2012.

The Company has been able to generate working capital in the past through private placements and issuing promissory notes and believes that these avenues will remain available to the Company if additional financing is necessary. No assurance can be made that any of these efforts will be successful.

NOTE 10 — RECENTLY ISSUED AUTHORITATIVE ACCOUNTING GUIDANCE

In October 2009, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.” This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation. ASU 2009-15 became effective on January 1, 2010 and did not have an impact on the Company’s consolidated financial statements.

In December 2009, the FASB issued ASU 2009-16, "Accounting for Transfers of Financial Assets." This ASU amends prior accounting guidance to enhance reporting about transfers of financial assets, including securitizations, and where companies have continuing exposure to the risks related to transferred financial assets. The new guidance eliminates the concept of a “qualifying special-purpose entity” and changes the requirements for derecognizing financial assets. The new authoritative accounting guidance also requires additional disclosures about all continuing involvements with transferred financial assets including information about gains and losses resulting from transfers during the period. ASU 2009-16 became effective on January 1, 2010 and did not have an impact on the Company’s consolidated financial statements.

In December 2009, the FASB issued ASU No. 2009-17, “ Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.” This ASU amends prior guidance to change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. ASU 2009-17 requires additional disclosures about the reporting entity’s involvement with variable-interest entities and any significant changes in risk exposure due to that involvement as well as its effect on the entity’s financial statements. ASU 2009-17 became effective on January 1, 2010 and did not have an impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures About Fair Value Measurements.” This ASU requires expanded disclosures related to fair value measurements including (i) the amounts of significant transfers of assets or liabilities between Levels 1 and 2 of the fair value hierarchy and the reasons for the transfers, (ii) the reasons for transfers of assets or liabilities in or out of Level 3 of the fair value hierarchy, with significant transfers disclosed separately, (iii) the policy for determining when transfers between levels of the fair value hierarchy are recognized and (iv) for recurring fair value measurements of assets and liabilities in Level 3 of the fair value hierarchy, a gross presentation of information about purchases, sales, issuances and settlements. ASU 2010-06 further clarifies that (i) fair value measurement disclosures should be provided for each class of assets and liabilities (rather than major category), which would generally be a subset of assets or liabilities within a line item in the statement of financial position and (ii) companies should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for each class of assets and liabilities included in Levels 2 and 3 of the fair value hierarchy. ASU 2010-06 became effective on January 1, 2010 with the exception of the requirement to provide Level 3 activity of purchases, sales, issuances and settlements on a gross basis, which will become effective on January 1, 2011. Early adoption is permitted. The adoption of ASU 2010-06 as of January 1, 2010 did not have an impact on the Company’s consolidated financial statements. The adoption of the portion of ASU 2010-06 that becomes effective on January 1, 2011 is not expected to have an impact on the Company’s consolidated financial statements.

In April 2010, the FASB issued ASU 2010-17, "Revenue Recognition - Milestone Method" (Topic 605). This ASU codifies the consensus reached in EITF Issue No. 08-9, “Milestone Method of Revenue Recognition.” The amendments to the Codification provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and non-substantive milestones, and each milestone should be evaluated individually to determine if it is substantive.

ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply 2010-17 retrospectively from the beginning of the year of adoption. Vendors may also elect to adopt the amendments in this ASU retrospectively for all prior periods. The Company does not expect the provisions of ASU 2010-17 to have an effect on its consolidated financial statements.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies.” The Company does not expect the provisions of ASU 2010-21 to have an effect on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 11 — SUBSEQUENT EVENTS

Subsequent to the end of the second quarter of 2011, the Company granted 540,000 warrants to a director and his designee, 30,000 of which were issued in replacement of 30,000 warrants which expired in the second quarter of 2011 and 510,000 of which were issued in replacement of 510,000 warrants exercisable at $2.00 per share which were to expire in October 2012 and have been cancelled. All of the new warrants have an exercise price of $0.60 per share. An additional 250,000 warrants with the same exercise price were issued subsequent to the end of the second quarter of 2011 to such director and another officer/director of the Company as and for additional consideration for previous loans to the Company. Also, subsequent to the end of the second quarter of 2011, three of the four directors of the Company were each granted 250,000 warrants for services rendered which warrants are exercisable at $0.60 per share. All of the warrants have a term of five years.

Subsequent to the end of the second quarter of 2011, options to acquire 225,001 shares were issued under our 2003 Stock Option Plan to four employees with options are immediately exercisable. These options have an exercise price of $0.60 per share and expire in five years from their issue date.

On July 15, 2011, the Company entered into an Investment Agreement (the “Investment Agreement”) with Kodiak Capital Group, LLC (the “Investor”). The Investment Agreement provides the Company an equity line (the “Financing”) whereby the Company can issue and sell to the Investor, from time to time, shares of the Company’s common stock up to an aggregate purchase price of $4.0 million (the “Shares”) during the Open Period (as defined below). Under the terms of the Investment Agreement, we have the right to deliver from time to time a written notice (the “Put Notice”) to the Investor stating the dollar amount of Shares the Company intends to sell to the Investor with the price per share based on the following formula: ninety percent (90%) of the lowest daily volume-weighted average price of the Company’s common stock during the period beginning on the date of the Put Notice and ending five (5) days thereafter. The amount that the Company is entitled to sell to Kodiak under any single Put Notice will be equal to, at the Company’s election, an amount up to but not exceeding the greater of (i) 200% of the average daily volume of the common stock for three (3) trading days prior to the date of the applicable Put Notice multiplied by the average of the three (3) daily closing bid prices immediately preceding the date of the applicable Put Notice, or (ii) $200,000. Under the Investment Agreement, the Company may not deliver the Put Notice until after the resale of the Shares has been registered pursuant to a registration statement filed with the Securities and Exchange Commission. Additionally, provided that the Investment Agreement does not terminate earlier, the Company has a twenty-four (24) month period, beginning on the trading day immediately following the effectiveness of the registration statement, during which it may deliver the Put Notice or Notices to the Investor (the “Open Period”). In addition, the Company cannot submit a new Put Notice until the closing of the previous Put Notice, and in no event shall the Investor be entitled to purchase that number of Shares which when added to the sum of the number of shares of common stock already beneficially owned by the Investor would exceed 9.99% of the number of shares of common stock outstanding on the applicable closing date.

See Note 8 for information on a $33,000 convertible promissory note with Asher Enterprises, Inc. due on September 3, 2011 and the conversion by Asher Enterprises in the second quarter of 2011 of $15,000 of the principal due on such note into 68,182 shares of common stock. Subsequent to the end of the second quarter of 2011, Asher Enterprises converted the remaining balance of such note and accrued interest into 93,650 shares of common stock.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION IS NOT PERMITTED. NO SALE MADE PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF ENERTECK CORPORATION SINCE THE DATE OF THIS PROSPECTUS.

ENERTECK CORPORATION

4,000,000 SHARES OF COMMON STOCK

____________________________________

PROSPECTUS

_______________________________________

_________________, 2011

PART II

 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

SEC Registration Fee	$1,500
Printing and Engraving Expenses	$10,000
Legal Fees and Expenses	$25,000
Accountants’ Fees and Expenses	$10,000
Miscellaneous Costs	$3,500
$50,000

All of these expenses, except for the SEC registration and filing fees, represent estimates only.  The Registrant will pay all of the expenses of this offering.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law and the Registrant’s Bylaws provide for indemnification of the Registrant’s officers and directors for liabilities and expenses that they may incur in such capacities. In general, the Registrant’s directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in the Registrant’s best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Registrant’s directors is limited as provided in the Registrant’s Certificate of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the first quarter of 2008, options to acquire 64,200 shares were issued under the 2003 Option Plan to five employees which options are immediately exercisable.  These options have an exercise price of $0.80 per share and expire in five years from their issue date.

During the second quarter of 2008, we issued 526,334 shares of common stock upon the exercise of warrants at an aggregate exercise price of $333,800.  The foregoing shares were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the third quarter of 2008, we sold 800,095 shares of its common stock at $0.70 per share to 15 investors for total gross proceeds of $560,066.50 in a private placement offering to accredited investors only.  In connection therewith, the investors were also issued a total of 400,047.5 warrants exercisable into shares of common stock at $1.20 per share.  These securities were sold directly by the Company, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.  The securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 thereunder.

Pursuant to the employment agreement entered into with Gary B. Aman during the first quarter of 2009, the Company granted Mr. Aman an option to purchase 200,000 shares of Common Stock of the Company at an exercise price of $1.00 per share which option shall be 25% vested as of the date of grant (March 27, 2009), shall become 100% vested on January 1, 2010 and shall expire March 27, 2014.

During the second quarter of 2009, we issued 1,600,000 shares of our common stock at $0.50 per share to five investors for total gross proceeds of $800,000 in a private placement offering to accredited investors only.   During the third quarter of 2009, we issued an additional 700,000 shares of our common stock to three other investors in this offering for additional proceeds of $350,000 which had been advanced towards this offering during the second quarter of 2009.   An additional $30,000 has been advanced towards this offering from another investor during the second quarter of 2009.  These securities were sold directly by the Company, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.  The securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 thereunder.

In May 2009, we issued 250,000 shares of common stock to Wakabayashi Fund, LLC (“Wakabayashi”) for consulting services to be rendered pursuant to a consulting agreement entered into in May 2009 between the Company and Wakabayashi.  The securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the third quarter of 2009, options to acquire 64,200 shares were issued under our 2003 Option Plan to five employees which options are immediately exercisable.  These options have an exercise price of $0.55 per share and expire in five years from their issue date.

During the second quarter of 2010, we issued 344,828 shares of our common stock to an unrelated third party in connection with the conversion of a $50,000 loan made to the Company in February 2010.  The securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 there under.

During the first quarter of 2011, we issued a total of 215,235 shares of our common stock to Asher Enterprises, Inc. in connection with the full conversion of a $55,000 convertible promissory note held by Asher and issued on June 7, 2010.  The securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 there under.

During the second quarter of 2011, we issued a total of 68,182 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of $15,000 of the principal due on a $33,000 convertible promissory note held by Asher and issued on December 3, 2010.   In July 2011, Asher converted the remaining balance of such note and accrued interest into 93,650 shares of common stock.  The securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 there under.

During the second quarter of 2011, we issued 60,000 shares of our common stock to an investor in connection with proceeds of $30,000 which had been advanced by such investor during the second quarter of 2009.  On March 18, 2010 such investor signed the subscription agreement and was issued 60,000 shares of common stock in April 2011.  The securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 there under.

During the second quarter of 2011, the Board of Directors granted 1,000,000 and 100,000 warrants respectfully as compensation for Mr. Thomas Donino and to Mr. Richard Dicks.  These warrants were issued to replace the same number of warrants which expired in the fourth quarter of 2010.    These warrants have an exercise price of $0.60 per share and will expire in May 2016.   An additional 950,000 warrants with the same exercise price were also issued in the second quarter of 2011 to certain lenders as and for additional consideration for their loans to the Company which were made in 2010.

In August 2011, the Company granted 540,000 warrants to a director and his designee, 30,000 of which were issued in replacement of 30,000 warrants which expired in the second quarter of 2011 and 510,000 of which were issued in replacement of 510,000 warrants exercisable at $2.00 per share which were to expire in October 2012 and have been cancelled.   All of the new warrants have an exercise price of $0.60 per share.   An additional 250,000 warrants with the same exercise price were issued subsequent to the end of the second quarter of 2011 to such director and another officer/director of the Company as and for additional consideration for previous loans to the Company.  Also, in August 2011, three of the four directors of the Company were each granted 250,000 warrants for services rendered which warrants are exercisable at $0.60 per share.  All of the warrants have a term of five years.

In August 2011, options to acquire 225,001 shares were issued under our 2003 Stock Option Plan to four employees which options are immediately exercisable.  These options have an exercise price of $0.60 per share and expire in five years from their issue date.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1.

Incorporated by
Exhibit Number	Name of Exhibit	Reference to
2.1	Share Exchange Agreement	Exhibit 2.1 (1)
2.2	Plan of Merger	Exhibit 2.2 (2)
2.3	Article of Merger (Delaware)	Exhibit 2.3 (2)
2.4	Articles of Merger (Washington)	Exhibit 2.4 (2)
3.1	Articles of Incorporation (July 8, 2003 filing date)	Exhibit 3.1 (2)
3.2	Bylaws	Exhibit 3.2 (2)
4.1	Specimen of Common Stock Certificate	Exhibit 4.1 (2)
4.2	Registrant’s 2003 Stock Option Plan	Exhibit 4.1 (3)
4.3	Registrant’s 2005 Stock Compensation Plan	Exhibit 99.1 (4)
4.4	Form of Common Stock Purchase Warrant granted to various persons at various times from August 2003 to date	Exhibit 4.4 (5)
4.5	Registration Rights Agreement dated December 8, 2005 between the Company and BATL Bioenergy LLC	Exhibit 4.1 (6)
4.6	Warrant to purchase 1,000,000 shares issued to BATL Bioenergy LLC	Exhibit 4.2 (6)
5.1	Opinion of Kaye Cooper Fiore Kay & Rosenberg, LLP	*
10.1	Office Lease dated February 1, 2001	Exhibit 10.23 (2)
10.2	Office Lease Amendment dated March 31, 2003	Exhibit 10.24 (2)
10.3	Second Amendment to Lease Agreement	Exhibit 10.4 (7)
10.4	Third Amendment to Lease Agreement	Exhibit 10.5 (7)
10.5	Fourth Amendment to Lease Agreement	Exhibit 10.5 (11)
10.6	Fifth Amendment to Lease Agreement	Exhibit 10.5 (12)
10.7	Securities Purchase Agreement dated December 8, 2005 between the Company and BATL Bioenergy LLC	Exhibit 10.2 (6)
10.8	Asset Purchase Agreement dated as of July 13, 2006	Exhibit 2.1 (8)
10.9	Exclusive Reseller and Market Development Alliance With Custom Fuel Services, Inc.	Exhibit 10.10 (9)
10.10	Employment Agreement with Gary B. Aman dated March 27, 2009	Exhibit 99.1 (10)
10.11	Investment Agreement dated as of July 15, 2011 by and between the Company and Kodiak Capital Group, LLC	Exhibit 10.1 (13)
10.12	Registration Rights Agreement dated as of July 15, 2011 by and between the Company and Kodiak Capital Group, LLC	Exhibit 10.2 (13)
21.1	Subsidiaries of the Registrant	Exhibit 21.1 (7)
23.1	Consent of Kaye Cooper Fiore Kay & Rosenberg, LLP (included in Exhibit 5.1)	*
23.2	Consent of Philip Vogel & Co. PC	*
24	Power of Attorney (included in the signature page of this Registration Statement)	*
____________
*	Filed herewith.

(1)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 23, 2003, and incorporated by reference herein.

(2)	Filed as an exhibit to the Company’s Registration Statement on Form SB-2, File No. 333-108872, and incorporated by reference herein.

(3)	Filed as an exhibit to the Company’s Schedule 14A filed on August 12, 2003, and incorporated by reference herein.

(4)	Filed as an exhibit to the Company’s Registration Statement on Form S-8, File No. 333-1258814, and incorporated by reference herein.

(5)	Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, and incorporated by reference herein.

(6)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 12, 2005, and incorporated by reference herein.

(7)	Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and incorporated by reference herein.

(8)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 19, 2006, and incorporated by reference herein.

(9)	Filed as an exhibit to Amendment No. 3 to the Company’s Registration Statement on Form SB-2 filed as Form S-1/A on March 25, 2008, File No. 333-133651, and incorporated by reference herein.

(10)	Files as an exhibit to the Company’s Current Report on Form 8-K filed on April 2, 2009, and incorporated by reference herein.

(11)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and incorporated by reference herein.

(12)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and incorporated by reference herein.

(13)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 20, 2011, and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

1. Include any prospectus required by Section 10(a)(3) of the Securities Act;

2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration  statement, and

3. Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stafford, Texas, on this 29th day of August, 2011.

ENERTECK CORPORATION

By:	/s/ Dwaine Reese
Dwaine Reese,
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of EnerTeck Corporation, hereby severally constitute and appoint Dwaine Reese our true and lawful attorney-in-fact and agent, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dwaine Reese	Chief Executive Officer,	08/29/2011
Dwaine Reese	Chairman of the Board
and Director
(Principal Executive Officer)
/s/ Richard B. Dicks	Chief Financial Officer	08/29/2011
Richard B. Dicks	(Principal Financial Officer and
Principal Accounting Officer)
/s/ Gary B. Aman	President and Director	08/29/2011
Gary B. Aman

/s/ Jack D. Cowles	Director	08/29/2011
Jack D. Cowles

/s/ Thomas F. Donino	Director	08/29/2011
Thomas F. Donino

EXHIBIT INDEX

Incorporated by
Exhibit Number	Name of Exhibit	Reference to
2.1	Share Exchange Agreement	Exhibit 2.1 (1)
2.2	Plan of Merger	Exhibit 2.2 (2)
2.3	Article of Merger (Delaware)	Exhibit 2.3 (2)
2.4	Articles of Merger (Washington)	Exhibit 2.4 (2)
3.1	Articles of Incorporation (July 8, 2003 filing date)	Exhibit 3.1 (2)
3.2	Bylaws	Exhibit 3.2 (2)
4.1	Specimen of Common Stock Certificate	Exhibit 4.1 (2)
4.2	Registrant’s 2003 Stock Option Plan	Exhibit 4.1 (3)
4.3	Registrant’s 2005 Stock Compensation Plan	Exhibit 99.1 (4)
4.4	Form of Common Stock Purchase Warrant granted to various persons at various times from August 2003 to date	Exhibit 4.4 (5)
4.5	Registration Rights Agreement dated December 8, 2005 between the Company and BATL Bioenergy LLC	Exhibit 4.1 (6)
4.6	Warrant to purchase 1,000,000 shares issued to BATL Bioenergy LLC	Exhibit 4.2 (6)
5.1	Opinion of Kaye Cooper Fiore Kay & Rosenberg, LLP	*
10.1	Office Lease dated February 1, 2001	Exhibit 10.23 (2)
10.2	Office Lease Amendment dated March 31, 2003	Exhibit 10.24 (2)
10.3	Second Amendment to Lease Agreement	Exhibit 10.4 (7)
10.4	Third Amendment to Lease Agreement	Exhibit 10.5 (7)
10.5	Fourth Amendment to Lease Agreement	Exhibit 10.5 (11)
10.6	Fifth Amendment to Lease Agreement	Exhibit 10.5 (12)
10.7	Securities Purchase Agreement dated December 8, 2005 between the Company and BATL Bioenergy LLC	Exhibit 10.2 (6)
10.8	Asset Purchase Agreement dated as of July 13, 2006	Exhibit 2.1 (8)
10.9	Exclusive Reseller and Market Development Alliance With Custom Fuel Services, Inc.	Exhibit 10.10 (9)
10.10	Employment Agreement with Gary B. Aman dated March 27, 2009	Exhibit 99.1 (10)
10.11	Investment Agreement dated as of July 15, 2011 by and between the Company and Kodiak Capital Group, LLC	Exhibit 10.1 (13)
10.12	Registration Rights Agreement dated as of July 15, 2011 by and between the Company and Kodiak Capital Group, LLC	Exhibit 10.2 (13)
21.1	Subsidiaries of the Registrant	Exhibit 21.1 (7)
23.1	Consent of Kaye Cooper Fiore Kay & Rosenberg, LLP (included in Exhibit 5.1)	*
23.2	Consent of Philip Vogel & Co. PC	*
24	Power of Attorney (included in the signature page of this Registration Statement)	*
_____________
*	Filed herewith.

(1)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 23, 2003, and incorporated by reference herein.

(2)	Filed as an exhibit to the Company’s Registration Statement on Form SB-2, File No. 333-108872, and incorporated by reference herein.

(3)	Filed as an exhibit to the Company’s Schedule 14A filed on August 12, 2003, and incorporated by reference herein.

(4)	Filed as an exhibit to the Company’s Registration Statement on Form S-8, File No. 333-1258814, and incorporated by reference herein.

(5)	Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, and incorporated by reference herein.

(6)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 12, 2005, and incorporated by reference herein.

(7)	Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and incorporated by reference herein.

(8)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 19, 2006, and incorporated by reference herein.

(9)	Filed as an exhibit to Amendment No. 3 to the Company’s Registration Statement on Form SB-2 filed as Form S-1/A on March 25, 2008, File No. 333-133651, and incorporated by reference herein.

(10)	Files as an exhibit to the Company’s Current Report on Form 8-K filed on April 2, 2009, and incorporated by reference herein.

(11)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and incorporated by reference herein.

(12)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and incorporated by reference herein.

(13)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 20, 2011, and incorporated by reference herein.